                                                                    EXHIBIT 10.1

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                                 $470,000,000


                 FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                                     Among


                             PINNACLE TOWERS INC.


                                      And


                               NATIONSBANK, N.A.
                            as Administrative Agent


                                      and

                                    LENDERS
                               as defined herein

                           Dated as of June 25, 1999

                                     With

                        BANC OF AMERICA SECURITIES LLC
                  as Sole Lead Arranger and Sole Book Manager

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

                             PINNACLE TOWERS INC.

                               TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS
     1.01.     Definitions......................................................................................   1
     1.02.     Accounting and Other Terms.......................................................................  26

ARTICLE II.  THE LOAN FACILITIES

     2.01.     The Loans........................................................................................  26
     2.02.     Making Advances..................................................................................  27
     2.03.     Evidence of Debt for Borrowed Money..............................................................  29
     2.04.     Optional Prepayments.............................................................................  29
     2.05.     Mandatory Prepayments............................................................................  30
     2.06.     Repayment........................................................................................  31
     2.07.     Interest.........................................................................................  33
     2.08.     Default Interest.................................................................................  33
     2.09.     Continuation and Conversion Elections............................................................  33
     2.10.     Fees and the Fee Letter..........................................................................  35
     2.11.     Reduction of Commitments.........................................................................  36
     2.12.     Funding Losses...................................................................................  37
     2.13.     Computations and Manner of Payments..............................................................  38
     2.14.     Yield Protection; Changed Circumstances..........................................................  39
     2.15.     Use of Proceeds..................................................................................  42
     2.16.     Collateral and Collateral Call...................................................................  42
     2.17.     Replacement of a Lender..........................................................................  43
     2.18.     Conditions Precedent to the Increase of the Revolver B Commitment................................  43

ARTICLE III.  LETTERS OF CREDIT

     3.01.     Issuance of Letters of Credit....................................................................  46
     3.02.     Letters of Credit Fee............................................................................  47
     3.03.     Reimbursement Obligations........................................................................  47
     3.04.     Lenders' Obligations.............................................................................  48
     3.05.     Administrative Agent's Obligations...............................................................  49

ARTICLE IV.  CONDITIONS PRECEDENT

     4.01.     Conditions Precedent to Closing, Effectiveness of this Agreement  and the Refunding Advance......  49
     4.02.     Conditions Precedent to All Advances and Letters of Credit.......................................  51

     4.03.     Conditions Precedent to Advances for Permitted Acquisitions, Except the Motorola Acquisition.....  52
     4.04.     Conditions Precedent to Motorola Acquisition and the Making of any Advance with Respect Thereto..  52

ARTICLE V.  REPRESENTATIONS AND WARRANTIES

     5.01.     Representations and Warranties...................................................................  54
     5.02.     Survival of Representations and Warranties.......................................................  62

ARTICLE VI.  GENERAL COVENANTS

     6.01.     Preservation of Existence and Similar Matters....................................................  63
     6.02.     Business; Compliance with Law and Material Agreements............................................  63
     6.03.     Maintenance of Properties........................................................................  63
     6.04.     Accounting Methods and Financial Records.........................................................  63
     6.05.     Insurance........................................................................................  63
     6.06.     Payment of Taxes and Claims......................................................................  64
     6.07.     Visits and Inspections...........................................................................  64
     6.08.     Payment of Debt for Borrowed Money...............................................................  64
     6.09.     Use of Proceeds..................................................................................  64
     6.10.     Indemnity........................................................................................  64
     6.11.     Environmental Law Compliance.....................................................................  65
     6.12.     Interest Rate Protection Agreements..............................................................  66
     6.13.     Issuance and Pledge of Capital Stock of the Borrower.............................................  66
     6.14.     Continued Status as a Real Estate Investment Trust; Prohibited Transactions......................  66
     6.15.     Tenant Leases, Ground Leases and Fee Owned Property..............................................  67
     6.16.     Acquisitions, Generally..........................................................................  68
     6.17.     Year 2000........................................................................................  69
     6.18.     Motorola Acquisition.............................................................................  69
     6.19.     Notice by the Borrower...........................................................................  70
     6.20.     Syndication of the Loans.........................................................................  70
     6.21.     Additional Equity and/or Subordinated Debt.......................................................  70

ARTICLE VII.  INFORMATION COVENANTS

     7.01.     Quarterly Financial Statements and Information...................................................  70
     7.02.     Annual Financial Statements and Information; Certificate of No Default...........................  71
     7.03.     Compliance Certificates..........................................................................  71
     7.04.     Copies of Other Reports and Notices..............................................................  71
     7.05.     Notice of Litigation, Default and Other Matters..................................................  72
     7.06.     ERISA Reporting Requirements.....................................................................  73
     7.07.     Fee Owned Property, Ground Leases and Tenant Leases..............................................  74

ARTICLE VIII.  NEGATIVE COVENANTS

     8.01.     Financial Covenants..............................................................................  75
     8.02.     Debt for Borrowed Money..........................................................................  77
     8.03.     Liens............................................................................................  79
     8.04.     Investments......................................................................................  79
     8.05.     Amendment and Waiver.............................................................................  80
     8.06.     Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries......................  81
     8.07.     Guaranties; Contingent Liabilities...............................................................  81
     8.08.     Restricted Payments..............................................................................  82
     8.09.     Affiliate Transactions...........................................................................  83
     8.10.     Compliance with ERISA............................................................................  83
     8.11.     Capital Stock....................................................................................  84
     8.12.     Sale and Leaseback...............................................................................  84
     8.13.     Sale or Discount of Receivables..................................................................  84
     8.14.     Limitation on Restrictive Agreements.............................................................  84

ARTICLE IX.  EVENTS OF DEFAULT

     9.01.     Events of Default................................................................................  84
     9.02.     Remedies upon Default............................................................................  88
     9.03.     Cumulative Rights................................................................................  89
     9.04.     Waivers..........................................................................................  89
     9.05.     Performance by Administrative Agent or any Lender................................................  89
     9.06.     Expenditures.....................................................................................  89
     9.07.     Control..........................................................................................  89

ARTICLE X.  THE ADMINISTRATIVE AGENT

     10.01.    Authorization and Action.........................................................................  90
     10.02.    Administrative Agent's Reliance, Etc.............................................................  90
     10.03.    NationsBank, N.A. and Affiliates.................................................................  90
     10.04.    Lender Credit Decision...........................................................................  91
     10.05.    Indemnification by Lenders.......................................................................  91
     10.06.    Successor Administrative Agent...................................................................  91

ARTICLE XI.  MISCELLANEOUS

     11.01.    Amendments and Waivers...........................................................................  92
     11.02.    Notices..........................................................................................  92
     11.03.    Parties in Interest..............................................................................  94
     11.04.    Assignments and Participations...................................................................  94
     11.05.    Sharing of Payments..............................................................................  95
     11.06.    Right of Set-off.................................................................................  96

     11.07.    Costs, Expenses, and Taxes.......................................................................  96
     11.08.    Rate Provision...................................................................................  97
     11.09.    Severability.....................................................................................  97
     11.10.    Exceptions to Covenants..........................................................................  98
     11.11.    Counterparts.....................................................................................  98
     11.12.    GOVERNING LAW; WAIVER OF JURY TRIAL..............................................................  98
     11.13.    ENTIRE AGREEMENT.................................................................................  98
     11.14.    Amendment, Restatement, Extension, Renewal and Increase..........................................  98

                        Table of Schedules and Exhibits
                        -------------------------------

                                   Schedules
                                   ---------

     Schedule 2.16      -   Items required with respect to Each Fee Owned Real
                            Property of the Borrower and its Subsidiaries
     Schedule 5.01(a)   -   Jurisdictions of Qualification, Ownership and
                            Capital Structure - Borrower
     Schedule 5.01(f)   -   FAA Non-Compliance as of the Closing Date
     Schedule 5.01(h)   -   Existing Litigation
     Schedule 5.01(w)   -   Tenant Leases in existence on the Closing Date
     Schedule 5.01(x)   -   Ground Leases in existence on the Closing Date
     Schedule 5.01(y)   -   Owned Real Property in existence on the Closing Date
     Schedule 8.02      -   Existing Debt and Liabilities
     Schedule 8.03      -   Existing Liens
     Schedule 8.04      -   Existing Investments
     Schedule 8.09      -   Existing Affiliate Transactions
     Schedule 11.02     -   Lender Addresses


                                   Exhibits
                                   --------

     Exhibit A-1     -      Form of Revolver A Note
     Exhibit A-2     -      Form of Revolver B Note
     Exhibit A-3     -      Form of Term Loan A Note
     Exhibit A-4     -      Form of Term Loan B Note
     Exhibit B       -      Form of Security Agreement (Borrower)
     Exhibit C       -      Form of Compliance Certificate
     Exhibit D       -      Form of Borrowing Notice
     Exhibit E       -      Form of Conversion/Continuation Notice
     Exhibit F       -      Form of Assignment and Acceptance
     Exhibit G       -      Form of Guaranty of Subsidiaries
     Exhibit H       -      Form of Security Agreement (Subsidiary)
     Exhibit I       -      Form of Subordination Agreement
     Exhibit J       -      Form of Borrower Pledge Agreement
     Exhibit K       -      Form of Certain Ground Lease Provisions
     Exhibit L       -      Form of Guaranty of Parent
     Exhibit M       -      Form of Parent Pledge Agreement
     Exhibit N       -      Form of Estoppel and Attornment Language

________________________________________________________________________________

                                 $470,000,000

                             PINNACLE TOWERS INC.

                 FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 25, 1999, among Pinnacle Towers Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined below), NationsBank, N.A., as a Lender and Administrative Agent (the "Administrative Agent"). Banc of America Securities LLC acted as Sole Lead Arranger and Sole Book Manager.

                                  BACKGROUND.

     WHEREAS, Borrower entered into that certain Third Amended and Restated Credit Agreement with Administrative Agent and Lenders, dated as of May 29, 1998 (the "Original Credit Agreement") which provided for loan facilities in the initial amount of $250,000,000;

     WHEREAS, Borrower and Administrative Agent have agreed to restructure, extend, renew and restate such indebtedness under the Original Credit Agreement as set forth herein to provide for three separate facilities 1) a seven year reducing revolver facility in the initial amount of $75,000,000, 2) a seven year reducing revolver acquisition facility in the initial amount of $95,000,000, which may under certain circumstances (but the Lenders are under no commitment to) increase to $145,000,000, 3) a seven year delayed draw acquisition term loan in the amount of $125,00,000 (which must be drawn no later than six months after closing), and 4) an eight year term loan in the amount of $175,00,000 (which must be fully drawn on the date of closing), and to make certain other agreed to changes to the existing credit facility among the parties thereto.

                                  AGREEMENT.

     NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I.  DEFINITIONS

     1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

     "Acquisition Debt" shall have the meaning ascribed thereto in the Indenture.

     "Acquisition Agreement" means that certain Agreement For Purchase and Sale of Assets by and between Motorola and the Borrower, in the form of the draft of such agreement delivered to the Administrative Agent on June 24, 1999, and in any executed copy of such Agreement For Purchase and Sale of Assets, so long as any such executed copy is in such form delivered, with only minor and immaterial changes, or such form with material changes that are consented to by the Majority Lenders.

     "Advance" means an advance made by a Lender to the Borrower pursuant to
Section 2.01 hereof which may be a Revolver A Advance, a Revolver B Advance, a Term Loan A Advance or a Term Loan B Advance (and may either be Base Advance or a LIBOR Advance, and which such Advance may also be a Refinancing Advance.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person.

     "Administrative Agent" means NationsBank, N.A. in its capacity as Administrative Agent hereunder, or any successor Administrative Agent appointed pursuant to Section 10.06 hereof.

     "Agreement" means this Fourth Amended and Restated Credit Agreement, as hereafter amended, modified, increased, extended, restated or supplemented from time to time.

     "Annualized EBITDA" means, (a) with respect to Compliance Certificates delivered in connection with Section 7.03 hereof, the product of (i) EBITDA for the Parent, the Borrower and its Subsidiaries on a consolidated basis, for the most recently completed fiscal quarter immediately preceding the date of determination times (ii) four and (b) with respect to pro-forma Compliance Certificates delivered in connection with Permitted Acquisitions delivered pursuant to Section 6.16 hereof, the product of (i) EBITDA for the Parent, the Borrower and its Subsidiaries on a consolidated basis, for the most recently completed fiscal quarter immediately preceding the date of determination with respect to which the Borrower has financial statements prepared, times (ii) four.

     "Applicable Law" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitations, Articles 5069-1H, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1H"), if applicable, and if Art. 1H is not applicable, Article 5069-1D, Title 79, Revised Civil Statutes of Texas, 1925 ("Art. 1D"), as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, provided however, that pursuant to Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, the Borrower agrees that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to the Advances hereunder.

     "Applicable Margin" means, (a) with respect to Advances outstanding under the Term Loan A and the Revolving Loans, 2.75% per annum for LIBOR Advances and 1.50% per annum for Base

Advances and (b) with respect to Advances under the Term Loan B, 3.000% per annum for LIBOR Advances and 1.750% for Base Advances, provided that, after the date which the Administrative Agent and the Lenders receive a Compliance Certificate required to be delivered in accordance with the terms of Section
7.01 hereof for the fiscal quarter ended June 30, 2000, then, if there exists no Default or Event of Default, the Applicable Margin will be the following per annum percentages applicable in the following situations:

                                         Term Loan A and
                                         Revolving Loans   Term Loan B
Applicability                            Percentage        Percentage
-------------                            ----------------  ------------

        (i)   If the Leverage            2.750%            3.000%
     Ratio is equal to or
     greater than 6.00 to 1.00

        (ii)  If the Leverage            2.500%            3.000%
     Ratio is equal to or
     greater than 5.50 to 1.00
     but is less than
     6.00 to 1.00

        (iii) If the Leverage            2.250%            3.000%
     Ratio is equal to or
     greater than 5.00 to 1.00
     but is less than
     5.50 to 1.00

        (iv)  If the Leverage            2.000%            3.000%
     Ratio is equal to or
     greater than 4.50 to 1.00
     but is less than
     5.00 to 1.00

        (v)   If the Leverage            1.750%            2.750%
     Ratio is equal to or
     greater than 4.00 to 1.00
     but is less than
     4.50 to 1.00

        (vi)  If the Leverage            1.500%            2.750%
     Ratio is equal to or
     greater than 4.00 to 1.00
     but is less than
     3.50 to 1.00

        (vii) If the Leverage            1.250%            2.750%
     Ratio is less than
     3.00 to 1.00

In each case in the above grid, the Applicable Margin for Base Advances shall be a per annum rate equal to 1.25% less than the Applicable Margin for the applicable LIBOR Advance. The Applicable Margin payable by the Borrower shall be (a) after the Administrative Agent has received all financial information required by Section 7.01 hereof for the fiscal quarter ended June 30, 2000, reduced or increased as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Parent, Borrower and Subsidiaries of Borrower as tested by the Leverage Ratio and (b) further increased as set forth in Section 6.15(c) hereof. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective three Business Days after receipt by Administrative Agent of the applicable financial statements and corresponding Compliance Certificate. If financial statements and a Compliance Certificate of the Borrower setting forth the Leverage Ratio are not received by the Administrative Agent by the date required pursuant to Article VII hereof, the Applicable Margin shall be determined as if the Leverage Ratio exceeds 6.00 to 1.00, until such time as such financial statements and Compliance Certificate are received. For the final quarter of any fiscal year of the Borrower, the Borrower may provide the unaudited financial statements of the Borrower, subject only to year-end adjustments, for the purpose of adjusting the Applicable Margin.

     "Applicable Specified Percentage" means with respect to any Lender, in the case of the Revolver A Loan, such Lender's Revolver A Specified Percentage, in the case of the Revolver B Loan, such Lender's Revolver B Specified Percentage, in the case of the Term Loan A, such Lender's Term Loan A Specified Percentage and in the case of the Term Loan B, such Lender's Term Loan B Specified Percentage.

     "Application" means any stand-by letter of credit application delivered to Administrative Agent for or in connection with any stand-by Letter of Credit pursuant to Article III hereof, in Administrative Agent's standard form for stand-by letters of credit.

     "Art. 1D" has the meaning specified in the definition herein of "Applicable Law".

     "Art. 1H" has the meaning specified in the definition herein of "Applicable Law".

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in the form of Exhibit F hereto.
            ---------

     "Auditor" means Price Waterhouse L.L.P., or other independent certified public accountants selected by the Borrower and acceptable to Administrative Agent.

     "Authorized Officer" means, with respect to the Borrower and its Subsidiaries, the President, Chief Executive Officer, Chief Financial Officer or the Controller of the Borrower.

     "Bank Affiliate" means the holding company of any Lender, or any wholly-owned direct or indirect subsidiary of such holding company or of such Lender.

     "BAS" means Banc of America Securities LLC.

     "Base Advance" means an Advance bearing interest at the Base Rate.

     "Base Rate" means a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the Applicable Margin plus the higher of
(i) a fluctuating rate per annum as shall be in effect from time to time announced or published by NationsBank, N.A. as its prime rate, and which may not necessarily be the lowest interest rate charged by NationsBank, N.A. and (ii) the Federal Funds Rate in effect at such time plus .50%.

     "Borrower Pledge Agreement" means the Pledge Agreement, executed by the Borrower, granting a Lien on 100% of the Capital Stock of each of the Borrower's Subsidiaries constituting Pledged Stock as security for the Obligations, substantially in the form of Exhibit J hereto, as such agreement may be amended,
                             ---------
modified, renewed or extended from time to time.

     "Borrowing" means a borrowing of the same Type made on the same day.

     "Borrowing Notice" has the meaning set forth in Section 2.02(a) hereof.

     "Bridge Debt" has the meaning ascribed thereto in Section 8.02(c)(ii) hereof.

     "Business Day" means a day of the year on which banks are not required or authorized to close in Dallas, Texas or Sarasota, Florida, or, if with respect to any notice, payment or calculation related to a LIBOR Advance, in New York, New York, Dallas, Texas, Sarasota, Florida or London, England.

     "Capital Expenditures" means capital expenditures, as defined in accordance with GAAP.

     "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

     "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership.

     "Change of Control" means the occurrence of one of more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Parent and its Subsidiaries, taken as a whole, to any Person or group of related Persons, as defined in Section 13(d) of the Securities Exchange Act of 1934 (a "Group"), other than Permitted Holders, (ii) any Person or Group (other than Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing 30% or more of the aggregate voting power represented by the issued and outstanding voting stock of the Parent or any successor to all or substantially all of its assets; or (iii) the first day on which a majority of the members of the board of directors of the Parent are not Continuing Directors.

     "Closing Date" means the date hereof.

     "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any provision of the Code shall include all successor provisions thereto.

     "Collateral" has the meaning ascribed thereto in Section 2.16 hereof.

     "Commitment Fee" means the fee described in Section 2.10(b) hereof.

     "Commitment Letter" means that certain Commitment Letter, dated June 23, 1999, executed among the Borrower, the Administrative Agent and BAS.

     "Commitments" means the Revolver A Commitment and the Revolver B
Commitment.

     "Communications Act" means, collectively, the Communications Act of 1934 and the rules and regulations promulgated thereunder, as from time to time in effect.

     "Compliance Certificate" means a certificate of an Authorized Officer in the form of Exhibit C hereto, (a) certifying that such individual has no
            ---------
knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, (b) setting forth detailed calculations with respect to the covenants described in Section 8.01 hereof, (c) certifying to the appropriate Applicable Margins and (d) setting forth a description of all acquisitions consummated in the previous fiscal quarter with respect to which the Borrower was not required to inform the Administrative Agent, describing the name of the acquisition, the purchase price, whether such acquisition was an asset or Capital Stock acquisition and the cash flow related to the towers acquired.

     "Consequential Loss" with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) subject to Administrative Agents' prior consent, a LIBOR Advance made on a date other than the date on which the Advance is to be made according to
Section 2.02(a) or Section 2.09 hereof to the extent such Advance is made on such other date at the request of the

Borrower, or (c) any of the circumstances specified in Section 2.04 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in
Section 2.04 hereof, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, presumptive evidence of the validity of such claim.

     "Consolidated Leverage Ratio" means the ratio, at the end of the accounting period with respect to which such determination is made, of (a) Total Debt (exclusive of Debt for Borrowed Money among the Parent, the Borrower and the wholly owned Subsidiaries of the Borrower) minus the sum of Subordinated Debt outstanding which is (i) permitted to be incurred under Section 8.02(g) hereof and (ii) (without duplication) described in Schedule 8.02(g) as the "Tidewater" debt guaranteed by ABRY in the aggregate principal amount not to exceed $3,904,600, to (b) Annualized EBITDA, provided that, the calculation of Consolidated Leverage Ratio shall exclude revenues or charges attributable to Properties of the Borrower and its Subsidiaries sold during the calculation period as if such sale occurred on the first day of such period and shall include revenues and charges attributable to Properties of the Borrower and its Subsidiaries purchased during such period as if such purchase occurred on the first day of such period.

     "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, but excluding endorsement of checks, drafts and other instruments in the ordinary course of business.

     "Continue," "Continuation" and "Continued" each refer to the continuation pursuant to Section 2.09 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

     "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Parent who (i) was a member of such board of directors on the date hereof or (ii) was nominated for election or elected to such board of directors by any of the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

     "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event (a) any Person which beneficially owns
            --------
(i) 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation and (ii) 10% or more of the interest in capital or profits of a partnership shall be conclusively presumed to control such partnership, and (b) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

     "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     "Conversion or Continuance Notice" has the meaning set forth in Section 2.09(b) hereof.

     "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including (without duplication) (a) Capital Leases, (b) Contingent Liabilities that are required to be disclosed and quantified in notes to consolidated financial statements in accordance with GAAP, and (c) liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

     "Debt for Borrowed Money" means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, letters of credit (or applications for letters of credit) or other similar instruments, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, and, with respect to the Parent, the Borrower and its Subsidiaries, including any accrued but unpaid Earn-Out Liability, but excluding any unaccrued Earn-Out Liability, and (d) liabilities under Synthetic Leases. For purposes of this Agreement, the principal amount of Debt of a Person deemed to be outstanding under (a) Synthetic Leases to which a Person is a party shall be the aggregate net present value (calculated at a discount rate of ten percent of the future Rental Obligations which will become due and payable by such Person over the remaining term of all Synthetic Leases) to which such Person is a party.

     "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

     "Default" means any event specified in Section 9.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

     "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder of, any partnership interest or shares of capital stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose), or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or capital stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose).

     "Earn-Out Liability" means, with respect to the Borrower and its Subsidiaries, any unsecured contingent liability of the Borrower or any Subsidiary of the Borrower incurred in connection with any Permitted Acquisition, which such contingent liability (a) constitutes a portion of the purchase price for the property acquired but is not an amount certain, (b) is only payable based on the performance of the acquired property and in an amount based only on the performance of the acquired property and (c) is not subject to any acceleration right.

     "EBITDA" means, for the Parent, the Borrower and its Subsidiaries, for any period of determination, the sum of (a) net income for such period, excluding non-cash income, plus (b) amortization and depreciation for such period, plus
(c) non-cash charges (minus non-cash income) and other extraordinary items for such period to the extent not included in net income, plus (d) Interest Expense for such period, including Rental Obligations under Synthetic Leases (whether or not treated as Interest Expense), plus (e) Income Tax Expense for the Parent, the Borrower and its Subsidiaries for such period, plus (f) an adjustment to net income (without duplication) for such period to account for the effect of treating all acquisitions completed in such period as if such acquisitions had been completed on the first day of such period, plus (g) an adjustment to net income for such period to record (i) an increase in revenue related to all new leases executed or acquired in the period as if such leases were effective as of the beginning of such period and (ii) a decrease in revenue related to all terminated or canceled leases during the period as if such leases were terminated or canceled as of the beginning of such period, provided that, determinations of adjustments to EBITDA with respect to the assets acquired by the Borrower in connection with the Motorola Acquisition shall be calculated in a manner reasonably acceptable to the Administrative Agent and Majority Lenders.

     "Eligible Assignee" means any Bank Affiliate and any (a) commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (b) savings and loan association or savings bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000, and not in receivership or conservatorship; (c) commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; (d) central bank of any country which is a member of the Organization for Economic Cooperation and Development; and (e) any other Person approved by the Administrative Agent, which approval will not be unreasonably withheld.

     "Environmental Claim" means any written notice by any Tribunal alleging liability for damage to the environment, or by any Person alleging liability for personal injury (including sickness, disease or death), resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by the Parent, the Borrower or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S)9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. (S)1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C (S)6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S)1251 et seq.), the Clean Air Act (42 U.S.C.
(S)7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S)2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. (S)651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present or future state or local, Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower or any Obligor, or is under common control with 67 Borrower or any Obligor, within the meaning of Section 414(c) of the Code, and the regulations and rulings issued thereunder.

     "ERISA Event" means (a) a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the withdrawal by the Parent, the Borrower, any Subsidiary of the Borrower, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA, (d) the failure by the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate to make a payment to a Plan required under
Section 302 of ERISA, (e) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (f) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

     "Estoppel and Attornment Language" means estoppel and attornment language substantially in the form of Exhibit N hereto, or such other language as may be
                             ---------
approved in writing by Administrative Agent.

     "Event of Default" means any of the events specified in Section 9.01 of this Agreement, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

     "Excess Cash Flow" means, for any fiscal year of the Borrower, EBITDA for such year minus the sum of (a) Fixed Charges for such year (excluding interest paid or payable, at the option of the Borrower, in-kind), plus (b) (without duplication) all voluntary principal prepayments on the Obligations pursuant to
Section 2.04 hereof during such period.

     "FAA" means the Federal Aviation Administration, or any governmental agency succeeding to the functions thereof.

     "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain Fee Letter and Agreement, dated June 23, 1999, between the Borrower and the Administrative Agent, as such letter may be amended, modified, substituted, replaced, or increased from time to time, and such other fee letters as may be executed among the parties from time to time, as such letters may be amended, modified, substituted, replaced, or increased from time to time.

     "Final Maturity Date" means June 30, 2007, or such earlier date on which all outstanding Advances under the Term Loan B and all other outstanding Obligations are due and payable (including, without limitation, whether by acceleration, installment payment, mandatory or voluntary commitment reduction or mandatory or voluntary prepayment).

     "First Maturity Date" means June 30, 2006, or such earlier date on which all outstanding Advances under the Revolving Loans and the Term Loan A, respectively, are due and payable (including, without limitation, whether by acceleration, installment payment, scheduled reduction of either of the Commitments to zero or mandatory or voluntary commitment reduction of either of the Commitments to zero or mandatory or voluntary prepayment).

     "Fixed Charges" means, for any specified period for the Parent, the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) required or scheduled principal and interest payments with respect to Debt for Borrowed Money for such period, plus (b) required or scheduled principal payments with respect to seller notes executed by the Borrower in connection with

Permitted Acquisitions to the extent permitted by Section 8.02 hereof, plus (c) accrued or paid Earn-Out Liabilities, plus (d) required or scheduled payments with respect to Capital Leases for such period, plus (e) cash distributions made by the Borrower and the Parent in accordance with the terms of Section 8.08(b)(iii) hereof during such period (without duplication), plus (f) Capital Expenditures for such period, plus, (e) (without duplication), cash Income Tax Expense of the Parent, the Borrower and its Subsidiaries with respect to such period.

     "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board and other changes in accounting methods permitted by generally accepted accounting principles.

     "Ground Lease" means those certain leases for real property or rooftops entered into or acquired by the Borrower or any Subsidiary of the Borrower, for the lease of real property (including rooftops) which constitute a Tower or upon which is located a Tower (or which will constitute a Tower or upon which will be located a Tower) for the purpose of maintaining Tenant Leases, including, without limitation, those Ground Leases described on Schedule 5.01(x) hereto.
                                                     ----------------

     "Guarantors" means the Parent and each Subsidiary of the Borrower existing on the Closing Date or formed or acquired from time to time thereafter.

     "Guaranty" means a guaranty executed by any Person of the obligations of another Person, or any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any comfort letter, or take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

     "Hazardous Materials" means all materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R. ' 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

     "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. (S) 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.

     "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, Administrative Agent is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, such Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Art. lH; or (b) either the annualized ceiling or quarterly ceiling computed pursuant to .008 of Art. 1D; provided, however, that at any time the indicated rate
                    --------  -------
ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections .009(a) and .009(b) of said Art. lD shall control for purposes of such determination, as applicable.

     "Income Tax Expense" means the aggregate Taxes accrued by the Parent, the Borrower and its Subsidiaries for the relevant period of determination, plus any cash Distributions made by the Borrower for the purposes of satisfying any Tax liabilities in accordance with Section 8.08 hereof.

     "Indenture" means that certain Indenture, dated March 20, 1998, between the Parent and The Bank of New York, as trustee, in connection with the Parent Senior Notes.

     "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

     "Interest Expense" means, for the Parent, the Borrower and its Subsidiaries on a consolidated basis, all interest expense and commitment fees incurred with respect to Total Debt whether accrued or paid, all fees or expenses with respect to letters of credit, bankers' acceptances or similar facilities, excluding interest actually paid-in-kind.

     "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date the Advance is made or continued as a LIBOR Advance and ending one, two, three or six months thereafter (as the Borrower shall select), provided, however, that:
--------  -------

          (a) the Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

          (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided,
                                                                     --------
     however, that if such extension would cause the last day of such Interest
     -------
     Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "Interest Rate Protection Agreement" means an interest rate swap, cap, collar or similar interest rate protection agreement between the Borrower and any Lender.

     "Investment" means any acquisition of all or substantially all of the assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than (i) advances to employees for moving and travel expenses, (ii) drawing accounts, (iii) deposits and advances made to contractors, vendors and others in the ordinary course of business, (iv) earnest money deposits, good faith deposits and similar deposits made in connection with Permitted Acquisitions, and (v) similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

     "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

     "Lenders" means the lenders listed on the signature pages of this Agreement, and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 11.04 hereof or pursuant to an amendment to this Agreement or Section 2.18 hereof, for so long as each is owed any portion of the Obligation or is obligated under any portion of the Commitments.

     "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of each Lender, branch or affiliate identified as such on Schedule 11.02 hereto, and (b) subsequently, such other
                      --------------
office of each Lender, branch or affiliate as each Lender may designate to the Borrower and Administrative Agent as the office from which the Advances of each Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fee will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Advances and LIBOR Advances.

     "Letter of Credit Commitment" means an amount equal to the lesser of (a)
(i) until the earlier of October 31, 1999 and the consummation of the Motorola Acquisition, $60,000,000, and (ii) on and after the earlier of October 31, 1999 and the consummation of the Motorola Acquisition, $40,000,000 and (b) the remainder of the Revolver B Commitment minus the sum of all outstanding Revolver B Advances.

     "Letters of Credit" means the irrevocable standby letters of credit issued by Administrative Agent under and pursuant to Article III hereof, and under or pursuant to Article III of the Original Credit Agreement, as each may be amended, modified, substituted, increased, replaced, renewed or extended from time to time.

     "Leverage Ratio" means the ratio, at the end of the accounting period with respect to which such determination is made, of (a) Senior Debt of the Borrower and its Subsidiaries (exclusive of Debt owed to each other), minus the sum of Subordinated Debt outstanding which is (i) permitted to be incurred under
Section 8.02(g) hereof and (ii) (without duplication) described in Schedule 8.02(g) as the "Tidewater" debt guaranteed by ABRY in the aggregate principal amount not to exceed $3,904,600, to (b) Annualized EBITDA (excluding EBITDA attributable to the Parent), provided that, the calculation of the Leverage Ratio shall exclude revenues or charges attributable to Properties of the Borrower and its Subsidiaries sold during the calculation period as if such sale occurred on the first day of such period and shall include revenues and charges attributable to Properties of the Borrower and its Subsidiaries purchased during such period as if such purchase occurred on the first day of such period.

     "LIBOR Advance" means an Advance bearing interest at the LIBOR Rate.

     "LIBOR Lending Office" means, with respect to each Lender, the office designated as its "LIBOR Lending Office" below its name on Schedule 11.02
                                                           --------------
hereto, or such other office of Lender or any of its affiliates hereafter designated by notice to the Borrower and Administrative Agent.

     "LIBOR Rate" means a simple per annum interest rate equal to the lesser of
(a) the Highest Lawful Rate, and (b) sum of the Applicable Margin plus the LIBOR Rate Basis. The LIBOR Rate shall, with respect to LIBOR Advances subject to reserve or deposit requirements under any Law, be subject to premiums assessed therefor by each Lender, which are payable directly to each Lender in an amount sufficient to compensate such Lender for any increased cost or reduced rate of return attributable to such reserve deposit requirements. Any calculation by a Lender of such increased cost or reduced rate of return which is in reasonable detail and submitted to Borrower shall, in the absence of manifest error, be presumptive evidence of the validity of such claim. Once determined for any LIBOR Advance, the LIBOR Rate shall remain unchanged during the applicable Interest Period.

     "LIBOR Rate Basis" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate Basis" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided,
                                                               --------
however, if more than one rate is specified on Reuters Screen LIBO Page, the
-------
applicable rate shall be the arithmetic mean of all such rates.

     "License" means, as to the Parent, the Borrower, or any Subsidiary of the Borrower, any license, permit, consent, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by, or any filing or registration with, any Tribunal or third Person

(including without limitation the FCC and the FAA) necessary for such Person to own, build, maintain, or operate its business or Property.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an (a) operating lease or (b) the true consignment of goods to the Borrower or any Subsidiary of the Borrower as consignee).

     "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted by or before any Tribunal or arbitrator, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

     "Loan" means, as applicable in the context used, the Revolver A Loan, the Revolver B Loan, the Term Loan A or the Term Loan B, and "Loans" means all or any combination of the Revolver A Loan, the Revolver B Loan, the Term Loan A and the Term Loan B, as applicable in the context used.

     "Loan Papers" means this Agreement, the Notes, the Security Agreements, Borrower Pledge Agreement, the Subsidiary Guaranties, the Parent Guaranty, the Parent Pledge Agreement, the Fee Letters, the portions of the Commitment Letter which specifically state that they shall survive the consummation of this credit facility, financing statements, mortgages, deeds of trust, any Interest Rate Protection Agreement and related documents entered into by the Borrower with any Lender or Bank Affiliate, all Letters of Credit, all Applications and all other agreements between the Borrower, the Parent or any Subsidiary of the Borrower and the Administrative Agent related to any Letter of Credit, letter agreements, assignment of leases, other fee letters, Assignment and Acceptances, post-closing letters, and all other documents, instruments, agreements, or certificates executed or delivered from time to time by any Person in connection with this Agreement or as security for the Obligations hereunder, granting Collateral or otherwise, as each such agreement may be amended, modified, substituted, replaced or extended from time to time.

     "Majority Lenders" means any combination of Lenders having at least 51.00% of the aggregate amount of the sum of (a) outstanding Commitments plus (b) outstanding Term Loan A Advances, plus (c) outstanding Term Loan B Advances, provided, however, that (i) if either of the Commitments have been terminated, then (a) above will be the amount of the outstanding Advances under the Revolver A Loan and/or the Revolver B Loan, as appropriate.

     "Material Adverse Change" means any circumstance or event that is or would reasonably be expected to (a) be material and adverse to the financial condition, business operations, prospects, or Properties of the Parent, the Borrower and its Subsidiaries on a consolidated basis, (b) materially and adversely affect the validity or enforceability of (i) any Note, (ii) this Agreement or (iii) any material Loan Paper or Loan Papers which in the aggregate are material, or (c) cause a Default or Event of Default.

     "Maximum Amount" means the maximum amount of interest which, under Applicable Law, a Lender is permitted to charge on the Obligations.

     "Motorola" means Motorola, Inc., a Delaware corporation.

     "Motorola Acquisition" means that certain acquisition by the Borrower of certain tower assets of Motorola in accordance with the Acquisition Agreement.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate and at least one Person other than the Borrower, any Subsidiary of the Borrower, and any ERISA Affiliate, or (b) was so maintained and in respect of which the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Proceeds" means the gross cash proceeds received by the Parent, the Borrower or any Subsidiary of the Borrower in connection with or as a result of
(a) any asset sale not in the ordinary course of business, minus (so long as each of the following are estimated in good faith by the management of the Borrower and certified to the Lenders in reasonable detail by an Authorized Officer) (i) distributions to be made, if any, by the Borrower to the Parent and by the Parent to the Shareholders, each as permitted by Section 8.08 hereof, plus to the extent the Borrower or such Subsidiary has any actual Tax liability, actual Taxes payable with respect to such asset sale in an amount equal to the Tax liability of the Parent, the Borrower or any Subsidiary of the Borrower in respect of such sale (taking into account the distribution to the Parent and by the Parent to the Shareholders, and all Tax benefits of each of the parties),
(ii) reasonable and customary transaction costs payable by the Parent, the Borrower or any Subsidiary of the Borrower related to such sale and (iii) Debt secured by the assets sold that is immediately repaid as a consequence of such sale, and (b) any additional equity or permitted Debt for Borrowed Money, except such Debt for Borrowed Money that is specifically permitted to be incurred under the terms of Section 8.02 hereof, minus (so long as it is estimated in good faith by the management of the Borrower or such Subsidiary and certified to the Lenders in reasonable detail by an Authorized Officer), reasonable and customary transaction costs (including reasonable and customary broker's fees), payable by the Parent, the Borrower or any Subsidiary of the Borrower related to such transaction.

     "Note" means each Note of the Borrower evidencing Advances hereunder, substantially in the forms of Exhibits A-1, A-2, A-3 and A-4 hereto, together
                              ------------------------------
with any extension, renewal or amendment thereof, or substitution therefor.

     "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each Obligor to Lenders and Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by the Administrative Agent for the preparation of this Agreement and consummation of this credit facility, execution of waivers, amendments and consents, and in connection with the enforcement or the collection of all or any part thereof, and reasonable attorneys' fees incurred by the Lenders in connection with the enforcement or the collection of all or any part of the Obligations during the continuance of an Event of Default, in each case whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other Obligor and any other Person (other than Administrative Agent or Lenders) to Administrative Agent or Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other Obligor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other Obligor or any other Person under any Debtor Relief Law).

     "Obligor" means (a) the Borrower, (b) the Parent, (c) each Subsidiary of the Borrower, (d) each other Person liable for performance of any of the Obligations and (e) each other Person the Property of which secures the performance of any of the Obligations.

     "Oral Tenant Leases" means those Tenant Leases which are oral and not subject to any written agreement.

     "Original Credit Agreement" has the meaning ascribed thereto in the preamble hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "Parent" means Pinnacle Holdings Inc., a Delaware corporation.

     "Parent Guaranty" means any Guaranty executed by the Parent guarantying payment and performance of the Obligations, substantially in the form of Exhibit
                                                                         -------
L attached hereto, as such agreement may be amended, modified, renewed or
-
extended from time to time.

     "Parent Pledge Agreement" means the Pledge Agreement executed by the Parent, granting a Lien on 100% of the Capital Stock of the Borrower owned by the Parent which such Capital Stock will constitute Pledged Stock securing the Obligations, substantially in the form of Exhibit M hereto, as such agreement may be amended, modified, renewed or
        ---------
extended from time to time.

     "Parent Senior Notes" means those certain 10% Senior Discount Notes due 2008 aggregating $325,000,000.00 amount in face value, unsecured, non cash interest bearing (payment in kind only) for the first five years and issued by the Parent pursuant to the Parent Senior Notes Documentation.

     "Parent Senior Notes Documentation" means that certain Indenture and all other written agreements and documentation relating to the Parent Senior Notes in existence on the Closing Date or as permitted to be amended by Section 8.05 hereof.

     "Permitted Acquisition" means any acquisition of assets related to the communications tower or rooftop business, including, without limitation, (i) the development, construction or acquisition of towers or rooftop space and related real estate, ground leases, and tower, rooftop, access and/or guy wire easements, or (ii) acquisitions of 100% of the Capital Stock of any Person owning or leasing towers or rooftop space, or (iii) acquisitions of leasehold rights on Towers for the purpose of subleasing, in each case by the Borrower or any Subsidiary of the Borrower, which, after giving effect to the proposed acquisition and any equity investments and borrowings related thereto, would not cause a Default or Event of Default under Section 8.01(a) or 8.01(b) hereof or any other term or provision of this Agreement and the Loan Papers.

     "Permitted Holders" means as of the date of determination (i) Robert Wolsey and his spouse, and any of his respective estates, lineal descendants (including adoptive children), heirs, executors, personal representatives, administrators and trusts for any of their benefit and (ii) any other Person, the majority of which voting stock is directly or indirectly owned by any Person described in clause (i) above.

     "Permitted Liens" means, as applied to any Person:

     (a) any Lien in favor of the Lenders to secure the Obligations hereunder;

     (b) (i) Liens on real estate for real estate Taxes not yet delinquent, (ii) Liens created by lease agreements, statute or common law to secure the payments of rental amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv) Liens for Taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

     (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

     (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

     (f) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Majority Lenders;

     (g) Any Liens existing on the Closing Date which are described on Schedule
                                                                       --------
8.03 hereto, and Liens resulting from the refinancing of the related Debt for
----
Borrowed Money, provided that the Debt for Borrowed Money secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower, the Parent or any such Subsidiary; and

     (h) Any Liens which secure the Debt for Borrowed Money permitted under
Section 8.02(e) hereof.

     "Person" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Pledged Stock" means all of the Capital Stock of the Subsidiaries of the Borrower and all of the Capital Stock of the Borrower.

     "Pro Forma Debt Service" means, on any date of determination, for the Parent, the Borrower and its Subsidiaries, the sum of (a) cash Interest Expense plus (b) required or scheduled principal payments with respect to Debt for Borrowed Money, each for the four fiscal quarters immediately succeeding any date of determination, provided that, with respect to any Debt for Borrowed Money subject to a floating interest rate, the rate of interest on such Debt for Borrowed Money for the four fiscal quarters immediately succeeding any such date of determination shall be deemed to be the weighted average interest rate applicable to the Obligations on the date of calculation of Pro Forma Debt Service.

     "Prohibited Transaction" has the meaning specified in Section 4975 of the Code or Section 406 of Title I of ERISA.

     "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned or hereafter acquired in fee simple or leased by the Parent, the Borrower and its Subsidiaries, including for the Borrower and its Subsidiaries without limitation, the Tenant Leases.

     "Pro Rata" means, as to any Lender, in accordance with its percentage of the aggregate amount of outstanding Advances under the applicable Loan or all the Loans; provided, however, that if no such Advances are outstanding, such
           --------  -------
term means in accordance with such Lender's Applicable Specified Percentage or Total Specified Percentage, as applicable.

     "Qualified REIT Subsidiaries" means the Borrower and any Subsidiary of the Borrower, so long as such entity meets the qualifications set forth in Section 856(i)(2) of the Code.

     "Quarterly Date" means the last day of each March, June, September and December during the term of this Agreement.

     "Ratable" means, as to any Lender, in accordance with its Applicable Specified Percentage or Total Specified Percentage, in each case applicable in the context used.

     "Refinancing Advance" means any Advance which is (a) used to pay the principal amount (or any portion thereof) of an Advance at the end of its Interest Period, or (b) a conversion of all or any portion of an outstanding Base Advance to a LIBOR Advance, which, in each case after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

     "REIT Conversion" means the occurrence of any one of the following events:
(a) the election by the Parent to no longer maintain its REIT Status, (b) the election by the Borrower or any Subsidiary of the Borrower to no longer maintain its Qualified REIT Subsidiary status, (c) the occurrence of any event which results in the Parent no longer having REIT Status, or (d) the occurrence of any event which results in the Borrower or any Subsidiary of the Borrower no longer qualifying as a Qualified REIT Subsidiary.

     "REIT Status" means, with respect to any Person, such Person's status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Sections 856(b) and 856(c) of the Code.

     "Release Date" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitments have been terminated.

     "Rental Obligations" means amounts payable by a lessee under a lease including, without limitation, amounts payable under any renewal or purchase option in favor of the lessee which, if not paid, will result in a material forfeiture of rights, interest or property available to such lessee (i.e. a forfeiture of rights, interest or property with a fair market value materially greater than the cost of exercising such renewal or purchase option.)

     "Restricted Payments" means (a) any direct or indirect Distribution, dividend or other payment on account of any equity interest in, or shares of capital stock or other securities of, the Borrower or the Parent (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto); (b) any management, consulting or other similar fees, or any interest thereon, payable by the Parent, the Borrower or any of its Subsidiaries to any Affiliate of the Parent, the Borrower, or to any other Person other than an unrelated third party (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto); and (c) any cash payment of interest, principal, fees or penalties, on any Debt for Borrowed Money or Subordinated Debt, or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto.

     "Revolver Advances" means Advances made under the Revolver A Loan and the Revolver B Loan.

     "Revolver A Advances" means any advance made under the Revolver A Loan.

     "Revolver B Advances" means any advance made under the Revolver B Loan.

     "Revolver A Commitment" means $75,000,000, as such amount may be reduced from time to time or terminated pursuant to Sections 2.06, 2.11 or 9.02 hereof.

     "Revolver B Commitment" means $95,000,000 minus the sum of (a) the undrawn face amount of all Letters of Credit plus (b) the sum of all reimbursement obligations under Article III hereof, in each case as such amount may be increased prior to June 30, 2001 in accordance with the terms of Section 2.18 hereof, and as such amount may be reduced from time to time or terminated pursuant to Sections 2.06, 2.11 or 9.02 hereof.

     "Revolver A Loan" means the loan made by a Lender pursuant to Section 2.01(a) of this Agreement.

     "Revolver B Loan" means the loan made by a Lender pursuant to Section 2.01(b) of this Agreement.

     "Revolver A Note" means each Note of the Borrower evidencing Advances under the Revolver A Loan hereunder, substantially in the form of Exhibit A-1 hereto,
                                                            -----------
together in each case, with any extension, renewal or amendment thereof, or substitution therefor.

     "Revolver B Note" means each Note of the Borrower evidencing Advances under the Revolver B Loan hereunder, substantially in the form of Exhibit A-2 hereto,
                                                            -----------
together in each case, with any extension, renewal or amendment thereof, or substitution therefor.

     "Revolver A Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof designated as its Revolver A Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance or (ii) in any amendment to this Agreement.

     "Revolver B Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof designated as its Revolver B Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance or (ii) in any amendment to this Agreement.

     "Revolving Loans" means the Revolver A Loan and the Revolver B Loan.

     "Rights" means rights, remedies, powers, and privileges.

     "Second Parent Issuance" has the meaning ascribed thereto in Section 8.02(c)(i) hereof.

     "Second Parent Issuance Documentation" means any indenture and all other written agreements and documentation relating to the Second Parent Issuance to be entered into in accordance with the terms of Section 8.02(c) hereof, as such documentation is permitted to be amended by Section 8.05 hereof.

     "Security Agreements" means (a) the Security Agreement, duly executed by the Borrower and Parent in substantially the form of Exhibit B hereto,
                                                     ---------
appropriately completed, and (b) each Security Agreement, duly executed by each of the Borrower's Subsidiaries, in substantially the form of Exhibit H hereto,
                                                             ---------
appropriately completed, in each case as amended, modified, substituted, replaced or extended from time to time.

     "Senior Debt" means, on any date of determination, the difference between Total Debt minus Debt of the Parent included in the definition of Total Debt.

     "Shareholder" or "Shareholders" means, on any date of determination, the shareholders of the Parent.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan of the Borrower.

     "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including without limitation Contingent Liabilities of such Person,
(b) the present fair salable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

     "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, or such other individual or firm acting as special counsel to Administrative Agent, as designated by Administrative Agent from time to time.

     "Subordinated Debt" means Debt for Borrowed Money of the Borrower, any Subsidiary of the Borrower or the Parent, that is subordinated to the Obligations hereunder in accordance with the terms and provisions of the Subordination Agreement substantially in the form of Exhibit I attached hereto.
                                                     ---------

     "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) 50% or more of:

          (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture, or

          (c) the beneficial interest of such trust or estate,

     is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "Subsidiary Guaranty" means the Guaranty, executed by each Subsidiary of the Borrower, guarantying payment and performance of the Obligations, substantially in the form of Exhibit G attached hereto, as such agreement may be
                             ---------
amended, modified, renewed or extended from time to time.

     "Synthetic Lease" means any lease entered into in connection with the lease or acquisition of fixed assets which is treated under GAAP as an operating lease but for Tax purposes as a capital lease.

     "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

     "Tenant Lease Revenue" means, with respect to each Tenant Lease for the most recently completed calendar month, all revenues generated by such Tenant Lease for such month.

     "Tenant Leases" means each of the leases of space on any Tower of the Borrower or any Subsidiary of the Borrower now existing or hereafter created or acquired, including, without limitation, those leases listed on Schedule 5.01(w)
                                                                ----------------
hereto.

     "Term Loan A Advance" means the initial advance and any of the Refinancing Advances made under the Term Loan A.

     "Term Loan B Advance" means the initial advance and any of the Refinancing Advances made under the Term Loan B.

     "Term Loan A" means the term loan made by the Lenders pursuant to Section 2.01(c) of this Agreement.

     "Term Loan B" means the term loan made by the Lenders pursuant to Section 2.01(d) of this Agreement.

     "Term Loan A Initial Advance" has the meaning set forth in Section 2.01(c) hereof.

     "Term Loan B Initial Advance" has the meaning set forth in Section 2.01(d) hereof.

     "Term Loan A Note" means each Note of the Borrower evidencing Term Loan A Advances hereunder, substantially in the form of Exhibit A-3 hereto with respect
                                                 -----------
to Term Loan A Advances made under the Term Loan A, together with any extension, renewal or amendment thereof, or substitution therefor.

     "Term Loan B Note" means each Note of the Borrower evidencing Term Loan B Advances hereunder, substantially in the form of Exhibit A-4 hereto with respect
                                                 -----------
to Term Loan B Advances made under the Term Loan B, together with any extension, renewal or amendment thereof, or substitution therefor.

     "Term Loan A Specified Percentage" means, as to any Lender, (a) prior to the initial Term Loan A Advance, the percentage indicated beside its name on the signature pages hereof designated as its Term Loan A Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance or (ii) in any amendment to this Agreement, and (b) after the initial Term Loan A Advance, the percentage of the outstanding portion of the Term Loan A held by such Lender on any date of determination (after giving effect to assignments in accordance with the terms of Section 11.04 hereof).

     "Term Loan B Specified Percentage" means, as to any Lender, (a) prior to the initial Term Loan B Advance, the percentage indicated beside its name on the signature pages hereof designated as its Term Loan B Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance or (ii) in any amendment to this Agreement, and (b) after the initial Term Loan B Advance, the percentage of the outstanding portion of the Term Loan B held by such Lender on any date of determination (after giving effect to assignments in accordance with the terms of Section 11.04 hereof).

     "Total Debt" means all Debt for Borrowed Money of the Borrower, the Parent and any Subsidiary of the Borrower which would be shown on a balance sheet in accordance with GAAP, including, without limitation, (a) Capital Lease obligations, (b) obligations to pay the deferred purchase price of property and services (but excluding trade payables that are less than 90 days old and any thereof that are being contested in good faith), (c) Debt of any other Person secured by a Lien on the property of the Borrower and the Parent or any Subsidiary of the Borrower and the Parent,
(d) Contingent Liabilities, and (e) Withdrawal Liability.

     "Tower" means each tower owned or managed by the Borrower or any Subsidiary of the Borrower, and each rooftop or other site owned or managed by the Borrower or any Subsidiary of the Borrower in the ordinary course of business.

     "Tower Cash Flow" means, with respect to each Tower for the most recently completed calendar month, the remainder of (a) the aggregate amount of all Tenant Lease Revenues generated by all Tenant Leases relating to such Tower for such month, plus (b) all newly executed or acquired leases as if such leases were effective as of the beginning of such calendar month minus (c) Tower level cash operating expenses for such Tower for such month.

     "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

     "Type" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

     "UCC" means the Uniform Commercial Code as adopted in the State of Texas on the Closing Date.

     "Unavailable Commitment" means (a) prior to June 30, 2001, $50,000,000 (as such amount may be reduced from time to time as a result of the reallocation of any portion of the Unavailable Commitment to the Revolver B Commitment in accordance with the terms of Section 2.18 hereof), and (b) on and after June 30, 2001, $0.00.

     "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     1.02. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Parent, the Borrower and its Subsidiaries, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, (a) definitions imparting the singular shall include the plural and vice versa and (b) all references to time are deemed to refer to Dallas time.

                        ARTICLE II. THE LOAN FACILITIES

     2.01.  The Loans.

          (a) The Revolver A Loan. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Advances to the Borrower on a Business Day during the period from the Closing Date to the First Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Revolver A Specified Percentage of the Revolver A Commitment. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolver A Advances; provided, however, that at no time shall the sum of all
               --------  -------
     outstanding Revolver A Advances exceed the Revolver A Commitment.

          (b) The Revolver B Loan. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Advances to the Borrower on a Business Day during the period from the Closing Date to the First Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Revolver B Specified Percentage of the Revolver B Commitment. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolver B Advances; provided, however, that at no time shall the sum of all
               --------  -------
     outstanding Revolver B Advances exceed the Revolver B Commitment.

          (c) Term Loan A. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make a Term Loan A available to the Borrower on the Closing Date in an aggregate principal amount equal to such Lender's Term Loan A Specified Percentage of $125,000,000. The Term Loan A must be borrowed in one initial Advance only (the "Term Loan A Initial Advance"), which such Term Loan A Initial Advance must be made on the Closing Date or at any time after the Closing Date but
     prior to December 31, 1999.   If the Borrower has not borrowed the Term
     Loan A Initial Advance prior to December 31,1999, the obligations of the Lenders to make the Term Loan A available under this Section 2.01(c) shall terminate. Once borrowed and repaid, no Term Loan A Advance may be reborrowed.

          (d) Term Loan B. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make a Term Loan B available to the Borrower on the Closing Date in an aggregate principal amount equal to such Lender's Term Loan B Specified Percentage of $175,000,000. The Term Loan B must be borrowed in one initial Advance only (the "Term Loan B Initial Advance"), which such Term Loan B Initial Advance
     must be made on the Closing Date.   If the Borrower does not borrow the
     Term Loan B Initial Advance on the Closing Date, the obligations of the Lenders to make the Term Loan B available under this Section 2.01(d) shall terminate. Once borrowed and repaid, no Term Loan B Advance may be reborrowed.

     2.02.  Making Advances.

          (a) Each Borrowing of Advances shall be made upon the written notice of the Borrower, received by Administrative Agent not later than (i) 10:00 a.m. three Business Days prior to the date of the proposed Borrowing, in the case of LIBOR Advances and (ii) 10:00 a.m. on the date of such Borrowing, in the case of Base Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy or telephone, promptly confirmed by letter, in substantially the form of Exhibit D hereto
                                                       ---------
     specifying therein:

               (i) the date of such proposed Borrowing, which shall be a Business Day;

               (ii) the Type of Advances of which the Borrowing is to be comprised, and whether such Borrowing is a Revolver A Advance, Revolver B Advance, a Term Loan A Advance or a Term Loan B Advance (provided that, other than with respect to the Term Loan A Initial Advance and the Term Loan B Initial Advance, all such borrowings under the Term Loan A and the Term Loan B shall be Refinancing Advances);

               (iii) the amount of such proposed Borrowing which, (A) in the case of Advances under the Revolver A Loan, shall not exceed the unused portion of the Revolver A Commitment, in the case of Advances under the Revolver B Loan, shall not exceed the unused portion of the Revolver B Commitment, in the case of the Term Loan A Initial Advance, shall not exceed the Term Loan A amount of $125,000,000, and in the case of the Term Loan B Initial Advance, shall not exceed the Term Loan B amount of $175,000,000, (B) shall, in the case of a Borrowing of Base Advances, be in an amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof (or any lesser amount if such amount is the remaining undrawn portion under either of the Commitments) and (C) shall, in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof; and

               (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

     If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances, such Interest Period shall be three months. Administrative Agent shall promptly notify Lenders of each such notice. Each Lender shall, before 1:00 p.m. on the date of each Advance hereunder (other than a Refinancing Advance), make available to Administrative Agent, at its office at Bank of America Plaza, 901 Main Street, Dallas, Texas 75202, such Lender's Applicable Specified Percentage of the aggregate Advances to be made on that day in immediately available funds.

     (b) Unless any applicable condition specified in Article IV has not been satisfied, Administrative Agent will make the funds promptly available to the Borrower (other than with respect to a Refinancing Advance) by wiring such amounts pursuant to any wiring instructions specified by the Borrower to the Administrative Agent in writing.

     (c) After giving effect to any Borrowing, (i) there shall not be more than five different Interest Periods in effect and (ii) the aggregate principal amount of outstanding Revolver A Advances shall not exceed the Revolver A Commitment and the aggregate principal amount of outstanding Revolver B Advances shall not exceed the Revolver B Commitment.

     (d) No Interest Period applicable to any Revolver Advance and Term Loan A Advance shall extend beyond the First Maturity Date, and no Interest Period applicable to any Term Loan B Advance shall extend beyond the Final Maturity Date.

     (e) Unless a Lender shall have notified Administrative Agent prior to the date of any Advance that it will not make available its Applicable Specified Percentage of any such Advance (that is not a Refinancing Advance), the Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a) hereof, and Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and the Borrower severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Agent, at (i) in the case of the Borrower, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate.

     (f) The failure by any Lender to make available its Applicable Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Applicable Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

     (g) The Borrower shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified for the Advance, the conditions to the Advance set forth herein or (ii) the Borrower's requesting that an Advance not be made on the date specified in the Borrowing Notice.

     2.03.  Evidence of Debt for Borrowed Money.

     (a)  (i)    The Revolver A Advances made by each Lender shall be evidenced by a Note in the amount of such Lender's Revolver A Specified Percentage of $75,000,000 (as the same may be modified pursuant to Section 11.04 hereof) in the form of Exhibit A-1 hereto.
                    -----------

          (ii) The Revolver B Advances made by each Lender shall be evidenced by a Note in the amount of such Lender's Revolver B Specified Percentage of $95,000,000 or such increased amount that may constitute the Revolver B Commitment (as the same may be modified pursuant to Section 11.04 hereof) in the form of Exhibit A-2 hereto.
                    -----------

          (iii) The Term Loan A Advances made by each Lender shall be evidenced by a Note in the amount of such Lender's Term Loan A Specified Percentage of $125,000,000 (as the same may be modified pursuant to Section 11.04 hereof) in the form of Exhibit A-3 hereto.
                            -----------

          (iv) The Term Loan B Advances made by each Lender shall be evidenced by a Note in the amount of such Lender's Term Loan B Specified Percentage of $175,000,000 (as the same may be modified pursuant to Section 11.04 hereof) in the form of Exhibit A-4 hereto.
                            -----------

     (b) Administrative Agent's and each Lender's records shall be presumptive evidence as to amounts owed Administrative Agent and such Lender under the Notes and this Agreement.

     2.04.  Optional Prepayments.

     (a) The Borrower may, upon at least two Business Days prior written notice to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a prepayment of a
                    --------  -------
Base Advance, the notice of prepayment may be given by telephone by 10:00 a.m. on the date of prepayment. Each partial prepayment shall, in the case of Base Advances, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof and, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $1,000,000 or a larger integral multiple of $1,000,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Section 2.12 and Section 2.14 hereof, shall be due and payable on the date specified in such notice unless the Borrower revokes its notice, provided that, if the Borrower revokes its notice of prepayment prior to such date specified, the Borrower shall reimburse the Administrative Agent for the account of all Lenders for all Consequential Losses suffered by each Lender as a result of the Borrower's failure to prepay. A certificate of each Lender claiming compensation under this Section 2.04(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim.

     (b) No prepayments of Revolver A Advances and Revolver B Advances made solely pursuant to this Section 2.04 shall cause the Revolver A Commitment and the Revolver B Commitment, respectively, to be reduced. Prepayments of Term Loan A Advances and Term Loan B Advances may not be reborrowed. All prepayments made hereunder shall be allocated in accordance with the terms and conditions of
Section 2.13(f) hereof.

     2.05.  Mandatory Prepayments.

     (a) Excess Cash Flow. Commencing April 30, 2000 and continuing on each April 30 thereafter, the Borrower shall pay to Administrative Agent for the Ratable account of Lenders to repay the Obligations, an amount equal to (i) 50% of Excess Cash Flow for the preceding fiscal year if the Leverage Ratio calculated at the end of the same period is less than 4.00 to 1.00, or (b) 75% of Excess Cash Flow for the preceding fiscal year if the Leverage Ratio calculated at the end of the same period is greater than or equal to 4.00 to 1.00.

     (b) Additional Equity and Allowed Debt. To the extent that the Parent, the Borrower or any of its Subsidiaries issues any public or private indebtedness, or equity securities (except equity permitted to be issued by the Parent in Section 8.11 hereof and Debt permitted to be incurred by the Parent under Section 8.02(c) hereof, but only to the extent in each case that such Debt and equity when added together do not exceed $250,000,000 in the aggregate over the term of this Agreement) (this provision shall not in and of itself permit the Borrower to consummate any of the above described transactions), then, unless the Net Proceeds therefrom are used, within 180 days thereafter, for Permitted Acquisitions or for Capital Expenditures relating to Towers, the Borrower and its Subsidiaries shall immediately after the expiration of such 180-day period use the Net Proceeds of any such transaction to repay Advances hereunder. All prepayments made pursuant to this Section 2.05(b) shall be applied to reduce outstanding Advances, and shall reduce the Commitments in accordance with the terms of Section 2.11(c)(ii) hereof (if applied to either Commitment by the terms of Section 2.13(f) hereof). Upon the occurrence of a "Change of Control" as that term is defined in the Indenture, the Borrower will repay all Advances and Obligations hereunder (and the Commitments shall correspondingly reduce to zero in accordance with the terms of Section 2.11(c)(iv) hereof).

     (c) Asset Sales. To the extent that the Parent, the Borrower or any of its Subsidiaries consummates any sale of any asset or any of its Properties other than in the ordinary course of business, then unless the Net Proceeds therefrom are used, within 180 days thereafter, for Permitted Acquisitions or for Capital Expenditures relating to Towers, the Borrower and its Subsidiaries shall immediately after the expiration of the 180-day period use the Net Proceeds of any such transaction to repay Advances hereunder. All prepayments made pursuant to this Section 2.05(c) shall be applied to reduce outstanding Advances and, such prepayment shall also reduce the Commitments in accordance with the terms of Section 2.11(c)(iii) hereof (if applied to either Commitment by the terms of Section 2.13(f) hereof).

     (d) Mandatory Prepayments, Generally. Any prepayments made pursuant to this Section 2.05 shall be first applied to Base Advances and then to LIBOR Advances, without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses. Application of all payments and prepayments shall be applied in accordance with the terms of Section 2.13(f) hereof.

     2.06.  Repayment.

     (a) LIBOR Advances. The principal amount of each LIBOR Advance is due and payable on the last day of the applicable Interest Period, which principal payment may be made by means of a Refinancing Advance (subject to the other provisions of this Agreement).

     (b) Reduction of Commitments     On the date of each reduction of either of
the Commitments pursuant to Section 2.11 hereof, the Borrower shall immediately repay the Obligations in an amount equal to the difference by which the sum of the amount of all Revolver A Advances and Revolver B Advances outstanding on the date of reduction exceeds the Revolver A Commitment and the Revolver B Commitment, respectively as reduced, which principal payment may not be made by means of a Refinancing Advance.

     (c) Maturity Dates. All outstanding Advances under the Revolving Loans and the Term Loan A shall be due and payable in full on the First Maturity Date.
All outstanding Advances under the Term Loan B shall be due and payable in full on the Final Maturity Date. All other outstanding Obligations shall be due and payable in full on the Final Maturity Date.

     (d) Installment Repayments of Term Loan A and Term Loan B. After June 30, 2001, each of the Term Loan A and Term Loan B shall be repaid by the Borrower on each Quarterly Date, in an amount on each such date equal to the percentage set forth below of the outstanding Term Loan A Advances and the outstanding Term Loan B Advances, respectively, in effect on June 30, 2001, in each case opposite each such Quarterly Date, until each of the Term Loan A and the Term Loan B has been repaid in full. The first such installment repayment shall occur on September 30, 2001, and continue thereafter as follows:

                                           Repayment Percentage is equal to the
                                           Outstanding Amount of the Term Loan
Date of Installment Repayment              A Advances and the outstanding
of the Term Loan A and the                 Term Loan B Advances, respectively,
Term Loan B                                in effect on June 30, 2001
-----------------------------              -----------------------------------
                                           Term Loan A         Term Loan B
                                           -----------         -----------
September 30, 2001                         5.00%                0.50%
December 31, 2001                          5.00%                0.50%
March 31, 2002                             3.75%                0.25%
June 30, 2002                              3.75%                0.25%
September 30, 2002                         3.75%                0.25%
December 31, 2002                          3.75%                0.25%
March 31, 2003                             4.50%                0.25%
June 30, 2003                              4.50%                0.25%
September 30, 2003                         4.50%                0.25%
December 31, 2003                          4.50%                0.25%

March 31, 2004                             5.50%                0.25%
June 30, 2004                              5.50%                0.25%
September  30, 2004                        5.50%                0.25%
December 31, 2004                          5.50%                0.25%
March 31, 2005                             6.25%                0.25%
June 30, 2005                              6.25%                0.25%
September  30, 2005                        6.25%                0.25%
December 31, 2005                          6.25%                0.25%
March 31, 2006                             5.00%                0.25%
June 30, 2006                              5.00%                0.25%
September  30, 2006                        0.00%                0.25%
December 31, 2006                          0.00%                0.25%
March 31, 2007                             0.00%               47.00%
June 30, 2007                              0.00%               47.00%

     (e)  Repayments, Generally.  Any repayments made pursuant to this Section
2.06 shall be first applied to Base Advances and then to LIBOR Advances in the order of maturity, without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses. All repayments shall be allocated among the Loans in accordance with the terms of Section 2.13(f) hereof.

     2.07. Interest. Subject to Section 2.08 and Section 11.08 hereof, the Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at the following rates per annum:

          (a) Base Advances. Base Advances shall bear interest at a rate per annum equal to the Base Rate as in effect from time to time. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate and the amount of interest payable in respect of any subsequent interest computation period would be less than Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by
                         --------
     which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to this sentence.

          (b) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance.

          (c) Payment Dates. Accrued and unpaid interest on Base Advances shall be paid quarterly in arrears on each Quarterly Date and on the First Maturity Date with respect to Advances under the Revolving Loans and the Term Loan A and the Final Maturity Date with respect to Advances made under the Term Loan B. Accrued and unpaid interest in respect of each LIBOR Advance shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance; provided,
                                                                     --------
     however, that if any
     -------

     Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period.

     2.08. Default Interest. During the continuation of any Event of Default, the Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder at a per annum rate equal to the lesser of the (a) the Highest Lawful Rate and (b) (i) to the extent any such Advance outstanding at such time is bearing interest at the LIBOR Rate, then the applicable LIBOR Rate plus 3.00% to the end of its Interest Period, and (ii) for all other outstanding Advances, the Base Rate plus 2%. LIBOR Advances shall not be available for selection by the Borrower during the continuance of an Event of Default.

     2.09.  Continuation and Conversion Elections.

     (a) The Borrower may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement:

               (i) elect to convert, on any Business Day, all or any portion of outstanding Base Advances (in an aggregate amount not less than $500,000 or an integral multiple of $100,000 in excess thereof) into LIBOR Advances; or

               (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof) into Base Advances; or

               (iii) elect to continue, at the end of any Interest Period therefor, any LIBOR Advances;

     provided, however, that if the aggregate amount of outstanding LIBOR
     --------  -------
Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $1,000,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Advances at the end of each respective Interest Period.

     (b) The Borrower shall deliver a notice of conversion or continuation (a "Conversion or Continuation Notice"), in substantially the form of Exhibit E
                                                                   ---------
hereto, to Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into or continued as LIBOR Advances; and (ii) on the Business Day of the proposed conversion, if the Advances or any portion thereof are to be converted into Base Advances.

     Each such Conversion or Continuation Notice shall be by telecopy or telephone, promptly confirmed by letter, specifying therein:

               (i) the proposed date of conversion or continuation and whether such continuation or conversion is a Revolver A Advance, a Revolver B Advance, a Term Loan A Advance or a Term Loan B Advance (or any combination thereof);

               (ii) the aggregate amount of Advances to be converted or continued;

               (iii) the nature of the proposed conversion or continuation; and

               (iv)  the duration of the applicable Interest Period.

     (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Advances effective as of the expiration date of such current Interest Period.

     (d) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than five different Interest Periods.

     2.10. Fees and the Fee Letter.

     (a) Facility Fee. Subject to Section 11.08 hereof, the Borrower shall pay to Administrative Agent for the account of each of the Lenders such origination and facility fees as are agreed to by the Borrower, the Administrative Agent and the Lenders, including those set forth in the Fee Letter.

     (b) Commitment Fee. Subject to Section 11.08 hereof, the Borrower shall pay to Administrative Agent for the Ratable account of Lenders having Revolver A Specified Percentages in excess of zero and Revolver B Specified Percentages in excess of zero, a commitment fee on the average daily amount of the sum of (i) the difference between the Revolver A Commitment and the sum of all Revolver A Advances outstanding, plus (ii) the difference between the Revolver B Commitment and the sum of all Revolver B Advances outstanding plus (iii) until December 31, 1999, the difference between $125,000,000 and the sum of all Term Loan A Advances outstanding, in each case at a per annum rate based on usage equal to the percentage set forth below, applicable in the following circumstances, payable in each case in arrears on each Quarterly Date and on the First Maturity Date, commencing with the first Quarterly Date after the Closing Date, and continuing until the First Maturity Date:

     Percentage of  Usage
     of the Revolving Loans
     and the Term Loan A                  Commitment Fee Percentage
     -------------------                  -------------------------

     If outstanding Revolver
     Advances and Term Loan A
     Advances are less than 25%
     of the sum of the Commitments
     plus $125,000,000                            1.25%

     If outstanding Revolver
     Advances and Term Loan A
     Advances are greater than 25%
     of the sum of the Commitments
     plus $125,000,000 but equal to
     or less than 50%                             0.75%

     If outstanding Revolver
     Advances and Term Loan A
     Advances are greater than 50%
     of the sum of the Commitments
     plus $125,000,000                            0.50%

     (c) Other Fees and the Fee Letter. The Borrower shall pay such other fees as are set forth in Article III hereof, in the Fee Letter and in any other Loan Paper, in each case in accordance with the terms of such agreements. The Borrower agrees to perform, over the term of this Agreement, all terms, conditions and agreements of the Fee Letter in accordance with the terms thereof.

     2.11. Reduction of Commitments.

     (a) Mandatory Termination of the Commitments. The Revolver A Commitment and the Revolver B Commitment shall reduce to zero and terminate on the First Maturity Date.

     (b) Mandatory Scheduled Reduction of the Commitments. After June 30, 2001, each of the Revolver A Commitment and the Revolver B Commitment shall each automatically reduce on each Quarterly Date, in a reduction amount on each such date equal to the percentage set forth below of the Revolver A Commitment and the Revolver B Commitment, respectively, in effect on June 30, 2001, in each case opposite each such Quarterly Date, until each of the Revolver A Commitment and the Revolver B Commitment has been reduced to zero. The first such automatic reduction in the Commitments shall occur on September 30, 2001, and continue thereafter as follows:

                                           Reduction Percentage is equal to the
                                           Percentage of the Revolver A
          Date of Automatic Reduction      Commitment and the Revolver B
          of the Revolver A Commitment     Commitment, respectively, in effect
          and the Revolver B Commitment           on June 30, 2001
          -----------------------------           ----------------

          September 30, 2001                      5.00%
          December 31, 2001                       5.00%
          March 31, 2002                          3.75%
          June 30, 2002                           3.75%
          September 30, 2002                      3.75%
          December 31, 2002                       3.75%
          March 31, 2003                          4.50%
          June 30, 2003                           4.50%
          September 30, 2003                      4.50%
          December 31, 2003                       4.50%
          March 31, 2004                          5.50%
          June 30, 2004                           5.50%
          September 30, 2004                      5.50%
          December 31, 2004                       5.50%
          March 31, 2005                          6.25%
          June 30, 2005                           6.25%
          September  30, 2005                     6.25%
          December 31, 2005                       6.25%
          March 31, 2006                          5.00%
          June 30, 2006                           5.00% and the Revolver A
                                                  Commitment and the Revolver
                                                  B Commitment shall each
                                                  be reduced to zero

     (c) Reduction of the Commitments. The Commitments shall be permanently reduced, pro rata between the Revolver A Commitment and the Revolver B Commitment from time to time:

     (i) on the date of, and by the amount of, each Excess Cash Flow mandatory prepayment required by Section 2.05(a) hereof,

     (ii) on the date of, and by the amount of, each mandatory prepayment made from the issuance of equity or debt, in each case only as required to be prepaid by Section 2.05(b) hereof,

     (iii) on the date of, and by the amount of, each mandatory prepayment made from the sale of assets, in each case only as required to be prepaid by
     Section 2.05(c) hereof, and

     (iv) on the date of any occurrence of a "Change of Control" as that term is defined in the Indenture, the Commitments will each automatically be reduced to zero and terminate.

     No reduction in the Commitments set forth in 2.11(c) above shall reduce or relieve the automatic scheduled reduction of the Commitments required by Section 2.11(b) above.

     (d) Voluntary Reduction of the Commitments. The Borrower may from time to time, upon notice to Administrative Agent not later than 1:00 p.m., five Business Days in advance, terminate in whole or reduce in part either of the Commitments, as designated by the Borrower; provided, however, that the Borrower
                                            --------  -------
shall pay the accrued interest and the applicable Commitment Fee on the amount of such reduction and all amounts due, and any partial reduction shall be in an aggregate amount which is an integral multiple of $5,000,000. No voluntary reduction in the Commitments permitted by this Section 2.11(d) shall reduce or relieve the automatic scheduled reduction of the Commitments required by Section 2.11(b) above.

     (e) Commitment Reductions, Generally. No prepayment under Section 2.04 hereof, required prepayment under Section 2.05 hereof or commitment reductions under Sections 2.11(c) and (d) above shall reduce or relieve the scheduled reduction required by Section 2.11(b) above. To the extent the outstanding Revolver A Advances exceed the Revolver A Commitment after any reduction thereof, or the outstanding Revolver B Advances exceed the Revolver B Commitment after any reduction thereof, , the Borrower shall repay, on the date of such reduction, any such excess amount and all accrued interest thereon, the applicable Commitment Fee on the amount of such reduction and all amounts due. Once reduced or terminated, neither of the Commitments may be increased or reinstated, except with respect to the Revolver B Commitment, and only in accordance with Section 2.18 hereof. Application of all reductions in the Commitments shall be in accordance with the terms of Section 2.13(f) hereof.

     2.12. Funding Losses. The Borrower may prepay the outstanding principal balance of any Advance, in full at any time or in part from time to time in accordance with the terms of Section 2.04 hereof, provided, that as a condition
                                                  --------
precedent to the Borrower's right to make, and any Lender's obligation to accept, any such prepayment, each such prepayment shall be in the amount of 100% of the principal amount to be prepaid, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Agent and Lenders under the Loan Papers on or before the prepayment date but have not been paid, plus (subject to Section 11.08 hereof) any Consequential Loss.

     The Borrower agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

     2.13. Computations and Manner of Payments.

     (a) The Borrower shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds to Administrative Agent, for the Ratable account of Lenders unless otherwise specifically provided herein, at Administrative Agent's office at Bank of America Plaza, 901 Main Street, Dallas, Texas 75202, for further credit to the account of Pinnacle Towers Inc. No later than the end of each day when each payment hereunder is made, the Borrower shall notify Judy Schneidmiller, at (214) 209-2135, or such other Person as Administrative Agent may from time to time specify.

     (b) Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Borrower shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Borrower with such Lender.

     (c) Subject to Section 11.08 hereof, interest on LIBOR Advances under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Subject to Section 11.08 hereof, interest on Base Advances, the Commitment Fee, and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 365 or 366 days, as applicable. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Commitment Fee is payable. Each determination by Administrative Agent or a Lender of an interest rate, fee or commission hereunder shall be presumptive evidence of the validity of such claim. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

     (d) Whenever any payment to be made hereunder or under any other Loan Papers shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, if applicable; provided, however, if such extension would cause payment of interest on or
--------  -------
principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually obtain funds for any Advance at any particular index or reference rate.

     (f) Notwithstanding anything to the contrary herein or in any Loan Paper, to the extent the Borrower makes any voluntary prepayment, or voluntary reduction of the Commitments under Sections 2.04 or 2.11 hereof, or any mandatory prepayment, or mandatory reduction of the Commitments under Sections
2.05 and 2.11 hereof, then such reduction of Commitments or such prepayment shall be applied as follows:

          (i) so long as there exists no Default or Event of Default, all voluntary Commitment reductions and all voluntary repayments and prepayments shall be applied as directed by the Borrower, and in the absence of direction by the Borrower, shall be deemed to prepay and reduce, respectively (1) pro rata between the Revolver A Commitment and the Revolver B Commitment and the Revolving Loans, until each of the Commitments have been reduced to zero and the outstandings under the Revolving Loans have been repaid in full, then (2) the Term Loan A and the Term Loan B, pro rata, until all outstanding Term Loan A Advances and Term Loan B Advances have been repaid in full and (3) to all remaining outstanding and unpaid Obligations; provided that, so long as there exists no Default or Event of Default, each Lender having a Term Loan B Specified Percentage in excess of zero may elect to decline all voluntary and mandatory prepayments made or allocated to Term Loan B in accordance with the terms of this Agreement, in which case such declined prepayments shall be allocated to the Revolving Loans and the Term Loan A pro rata;

           (ii) if there exists a Default or Event of Default, all mandatory and voluntary Commitment reductions and mandatory and voluntary repayments and prepayments shall be applied pro rata among the Revolving Loans, the Term Loan A and the Term Loan B, and then to all remaining outstanding Obligations; and

           (iii) all Term Loan A and Term Loan B repayments and prepayments shall be applied to installments due thereunder in the inverse order of maturity, and all repayments and prepayments, and reductions to the Commitments shall not affect the mandatory commitment reduction schedule set forth in Section 2.11(b) hereof.

     2.14. Yield Protection; Changed Circumstances.

     (a) If any Lender determines that either (i) the adoption, after the date hereof, of any Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or
(ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.14(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be
                                                    --------
liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this
Section 2.14(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be presumptive evidence of the validity of such claim. Each Lender shall use reasonable efforts to mitigate the effect upon the Borrower of any such increased costs payable to such Lender under this Section 2.14(a).

     (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance, or imposes on any Lender any other condition affecting a Letter of Credit; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Letter of Credit, LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes, the Letters of Credit or reimbursement obligations by an amount deemed by such Lender, to be material, then, within five days after demand by such Lender, the Borrower shall
          ----
pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify the Borrower of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.14(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided,
                                                                     --------
no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances, of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.14(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be presumptive evidence of the validity of such claim. If such Lender demands compensation under this Section 2.14(b), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement; provided, however, that the
                                                  --------  -------
Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

     (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to issue or maintain Letters of Credit, make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Advance, (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent and the Borrower that such

Lender has determined that the circumstances causing such suspension no longer exist, and (iii) the obligation of such Lender to make or maintain Letters of Credit shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

     (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

     (e) If any Lender notifies Administrative Agent that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall promptly so notify the Borrower, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies the Borrower of such fact.

     (f) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.14 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.14.

     (g) The obligations of the Borrower under this Section 2.14 shall survive any termination of this Agreement, provided that, in no event shall the Borrower be required to make a payment under this Section 2.14 with respect to any event of which the Lender making such claim had knowledge more than twelve months prior to demand for such payment.

     (h) Determinations by Lenders for purposes of this Section 2.14 shall be presumptively correct. Any certificate delivered to the Borrower by a Lender pursuant to this Section 2.14 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

     (i) Notwithstanding any other provision of this Agreement, no Lender not organized under the Laws of the United States or any State (or which has a Bank Affiliate not organized under the Laws of the United States or any State) shall be entitled to compensation pursuant to this Section 2.14 with respect to any amount which would otherwise be due under this Section 2.14 but which is the result of an act of a Tribunal of the country in which such Lender or Bank Affiliate is organized.

     2.15. Use of Proceeds. The proceeds of the Revolver A Advances and the Term Loan B Advances shall be available (and the Borrower shall use such proceeds) solely (a) on the Closing Date, to refinance existing indebtedness of the Borrower, (b) for Permitted Acquisitions, (c) for Capital Expenditures permitted under the terms of this Agreement, (d) for working capital and (e) for other lawful corporate purposes. The proceeds of the Revolver B Advances and the Term Loan A Advances shall be solely used in connection with the acquisition of assets in accordance with the terms of Section 1008(v) of the Indenture, such that all Revolver B Advances and all Term Loan A Advances constitute in each case, Acquisition Debt in accordance with the terms of the Indenture, the other Parent Senior Notes Documentation and permitted fully secured indebtedness under all Second Parent Issuance Documentation.

     2.16. Collateral and Collateral Call.

     (a)   Collateral. Payment of the Obligations will be secured by (i) a first
           ----------
perfected security interest in 100% of the Capital Stock of the Subsidiaries of the Borrower and 100% of the Capital Stock of the Borrower, (ii) subject to Permitted Liens and Section 6.15 hereof, a first perfected security interest in all of the existing and future accounts (including without limitation, the Tenant Leases), equipment, inventory and general intangibles (including all existing and future Tenant Leases, and excluding any Interest Rate Protection Agreement to which any Lender is a party, motor vehicles, bank accounts, intellectual property and chattel paper) of the Borrower and its Subsidiaries,
(iii) Guaranties of the Obligations by each Guarantor, (iv) in accordance with
Section 6.15 hereof, deeds of trust and/or mortgages on all real property owned by the Borrower and each Subsidiary of the Borrower and (v) certain pre-existing leasehold deeds of trust and/or mortgages on Borrower's leasehold interest under certain Ground Leases (collectively, together with all other Properties or assets of the Borrower, Subsidiaries and other Persons securing the Obligations from time to time, the "Collateral"). The Borrower agrees that it will, and will cause its Subsidiaries and the Parent to, execute and deliver, or cause to be executed and delivered, such documents as the Administrative Agent may from time to time reasonably request to create and perfect a first Lien for the benefit of the Administrative Agent and the Lenders in the Collateral, provided that, notwithstanding the foregoing, the Borrower is not obligated to grant or perfect any leasehold deed of trust or leasehold mortgage.

     (b)  Collateral Call.  The Borrower agrees:  (i) upon the creation,
          ---------------
formation or acquisition of any direct or indirect Subsidiary of the Borrower, to immediately pledge 100% of the Capital Stock of any such Subsidiary to secure the Obligations, pursuant to a pledge agreement substantially in the form of Exhibit J hereto, and to promptly deliver to the Administrative Agent all
---------
certificates or other documentation evidencing 100% of such Capital Stock and, if such Capital Stock is stock of a corporation, together with stock powers executed in blank and (ii) to, and agrees to cause the Subsidiaries of the Borrower to, grant the Administrative Agent and the Lenders from time to time at the request of the Lenders a Lien on any of the Property of the Borrower or any Subsidiary of the Borrower that is not already subject to a perfected Lien, excluding all real estate. The Borrower shall comply with Section 6.15(a), (b) and (d) hereof with respect to all owned or acquired real estate by the Borrower or any Subsidiary from time to time. The Borrower shall, and shall cause the Subsidiaries of the Borrower to, provide for the benefit of Administrative Agent and Lenders securing the Obligations in any other Property of the Borrower and its Subsidiaries, all items to fully effect the foregoing, including, without limitation, providing the Administrative Agent with UCC-1's, new security agreements, appraisals, hazard insurance, UCC-11 searches, Tax and Lien searches, intellectual property documentation and registration and other similar types of documents, consents, authorizations, Licenses, instruments and agreements relating to all Property of the Borrower and its Subsidiaries as reasonably requested by the Administrative Agent from time to time. Notwithstanding the foregoing, in no event shall the Borrower be obligated to grant, or perfect, any leasehold mortgage or leasehold deed of trust.

     2.17. Replacement of a Lender. If any Lender has requested compensation or reimbursement in accordance with the terms of Section 2.14 hereof or in accordance with the terms of Section 11.07 hereof and (a) such request is not the result of any uniform changes in the statutes or regulations for capital adequacy, (b) there exists no Default or Event of Default hereunder, and (c) the Borrower and such Lender are unable to reach a written agreement regarding such request within 30 days following written notice by such Lender to the Borrower and the Administrative Agent of such request, then after the expiration of 30 days following the delivery of the notice under Section 2.14 or Section 11.07 hereof, the Borrower may replace such Lender in whole with another Eligible Assignee reasonably acceptable to Administrative Agent pursuant to an Assignment and Acceptance and in accordance with Section 11.04 hereof. Until such time as any Lender is replaced by the Borrower, the Borrower shall reimburse or compensate such Lender in accordance with the terms of Section 2.14 hereof and
Section 11.07 hereof.

     2.18. Conditions Precedent to the Increase of the Revolver B Commitment.

     Prior to June 30, 2001, upon written request by the Borrower to the Administrative Agent and any other existing Lenders of its choice not less than five Business Days prior to the proposed effective date of the proposed increase, the Revolver B Commitment shall, subject to the further terms and conditions set forth below, increase to a maximum of $145,000,000 in the manner set forth below:

           (a) On any date of proposed increase, the representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date, except to the extent expressly made only as of a prior date; and

           (b) On any date of proposed increase, no Default or Event of Default shall exist on any such date, and no Default or Event of Default would result from the such increase in the Revolver B Commitment and the subsequent Revolver B Advance to the Borrower up to the amount of the Revolver B Commitment; and

           (c) On any date of proposed increase, there shall have occurred no material adverse change in the Borrower's business, assets or financial condition since December 31, 1998; and

            (d) On any date of proposed increase, the sum of all Revolver B Advances outstanding (after giving effect to any proposed Revolver B Advance to be made on such date) shall not exceed the Revolver B Commitment; and

           (e) The proposed increase shall occur prior to June 30, 2001 and the Revolver B Commitment as increased shall not be in excess of the sum of the Revolver B Commitment prior to such increase plus the Unavailable Commitment prior to such increase; and

           (f)  Upon satisfaction of each of the conditions precedent in this
     Section 2.18, the Borrower shall be entitled to increase the Revolver B Commitment not more than five times, in an aggregate amount for such increases not to exceed the Unavailable Commitment. Each Lender specified by the Borrower shall have received not less than 5 Business Days' prior written notice from the Borrower requesting such Revolver B Commitment increase. Each such Lender electing to participate in such Revolver B Commitment increase shall commit to an amount not less than $5,000,000, but shall accept any allocation amount designated by the Borrower and the Administrative Agent that is equal to or less than its proposed portion of the Revolver B Commitment increase; and

           (g) Notwithstanding anything herein or in any other Loan Paper to the contrary, (i) the Borrower is not obligated to notify each Lender of, or to allocate to any existing Lender any portion of, the proposed increase, and the Borrower and the Administrative Agent may agree to add other creditors in connection with any such proposed increase. Each existing Lender agrees and acknowledges that new creditors may be allocated all or any portion of the proposed increase upon the determination of the Borrower and the Administrative Agent; and

           (h) Each of the proposed increases shall be in an aggregate minimum amount of $10,000,000 and $5,000,000 multiples thereof; and

           (i) The Administrative Agent shall have received a certificate from the Borrower to the effect that (i) such increase has received all required regulatory approvals, if necessary, and is in compliance with all applicable Laws, and (ii) no other approvals or consents from any Person are required by any such Person except to the extent they have been received; and

           (j) Each new Lender (including any new Lenders party hereto) shall have received a promissory Note evidencing its new Revolver B Specified Percentage of the Revolver B Commitment, and the Borrower and each new Lender agrees to execute any and all such documents deemed necessary by the Administrative Agent in order to effectuate this Section 2.18 (whether UCC-1s, new documentation relating to any Collateral, Guaranty or otherwise); and

           (k) On the date of increase, the Administrative Agent shall deliver to each Lender evidence of new Revolver B Specified Percentages adjusted to give effect to the increase in the Revolver B Commitment; and

          (l) On or prior to the date of increase, each new lender being added to the credit facility shall deliver to the Borrower and the Administrative Agent documentation acceptable to the Administrative Agent evidencing such new Lender's acceptance of this Agreement and all the other Loan Papers in form and substance reasonably acceptable to the Administrative Agent (and making such lender a party to this Agreement and the other Loan Papers); and

          (m) The Administrative Agent shall have received a pro-forma Compliance Certificate in form and substance acceptable to the Lenders and demonstrating compliance with the terms of this Agreement and the Loan Papers for one full year after the date of such proposed increase; and

          (n) The Administrative Agent shall have received financial projections in form and substance acceptable to the Lenders and demonstrating compliance with the financial covenants set forth in Section
     8.01 hereof throughout the term of this Agreement; and

          (o) The Revolver B Commitment shall (i) never exceed the sum of the Revolver B Commitment plus the Unavailable Commitment, as each is reduced in accordance with Section 2.11 hereof, this Section 2.18 and the other terms of this Agreement, and (ii) never increase except to the extent, and not to exceed such amount, that the Unavailable Commitment is in excess of zero; and

          (p) The Unavailable Commitment shall be reduced in accordance with this Section 2.18 dollar for dollar for each increase in the Revolver B Commitment; and

          (q) The Administrative Agent on behalf of each Lender shall have received all amendments to security agreements, deeds of trust and mortgages as the Administrative Agent shall deem necessary to maintain its valid and perfected Lien.

     No Lender shall be obligated to increase the dollar amount of its share of the Revolver B Commitment without its written consent in its sole discretion. In connection with any increase to the Revolver B Commitment in accordance with the terms of this Section 2.18, each existing Lender (regardless of whether such Lender is participating in such increase) agrees to execute any and all agreements requested by the Administrative Agent to effectuate the intent of this Section 2.18. Notwithstanding anything contained herein to the contrary, the limitations placed upon assignments set forth in Section 11.04 hereof shall not apply to proposed increases pursuant to this Section.


                        ARTICLE III. LETTERS OF CREDIT

     3.01. Issuance of Letters of Credit. Letters of Credit issued under the Original Credit Agreement shall be deemed, for the purposes of this Agreement, to be issued hereunder, and each such Letter of Credit shall be treated accordingly. The Borrower shall give the Administrative Agent not less than five Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Administrative Agent shall promptly notify each Lender of such request. Upon receipt of the Borrower's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, the Administrative Agent agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not in excess of the Letter of Credit Commitment. No Letter of Credit shall have a maturity extending beyond the earliest of (i) the First Maturity Date, or (ii) one year from the date of its issuance, or (iii) such earlier date as may be required to enable the Borrower to satisfy its repayment obligations under Section 2.06 hereof (including, without limitation, such repayment obligations resulting from a decrease in the Revolver B Commitment required by Section 2.11 hereof). Subject to such maturity limitations and so long as no Default or Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Administrative Agent in its discretion. The Lenders shall participate ratably in any liability under the Letters of Credit and in any unpaid reimbursement obligations of the Borrower with respect to any Letter of Credit in their Revolver B Specified Percentages. The amount of the Letters of Credit issued and outstanding and the unpaid reimbursement obligations of the Borrower for such Letters of Credit shall reduce the amount of Revolver B Commitment available, so that at no time shall the sum of (i) all outstanding Advances in the aggregate, plus (ii) the aggregate face amount of all outstanding Letters of Credit, plus (iii) (without duplication) all outstanding reimbursement obligations related to Letters of Credit, exceed $95,000,000 (as may be increased by Section 2.18 hereof, and as may be reduced by Section 2.11 hereof), and at no time shall the sum of all Revolver B Advances by any Lender made plus its ratable share of amounts available to be drawn under the Letters of Credit and the unpaid reimbursement obligations of the Borrower in respect of such Letters of Credit exceed its Revolver B Specified Percentage of the Revolver B Commitment.

     3.02. Letters of Credit Fee. In consideration for the issuance of each Letter of Credit, the Borrower shall pay to (a) the Administrative Agent for its own account, an application and processing fee in the amount of $350.00 on each Letter of Credit, due and payable on the date of issuance of each Letter of Credit, and (b) the Administrative Agent for the account of the Administrative Agent and the Lenders in accordance with their Revolver B Specified Percentages, a per annum fee for each Letter of Credit equal to (i) the product of 1/8 of 1 percent multiplied by the face amount of each such Letter of Credit, plus (ii) the product of the Applicable Margin for LIBOR Advances on the date of issuance multiplied by the face amount of each such Letter of Credit. Each fee for each Letter of Credit under subsection (b) above shall be due and payable to the Administrative Agent quarterly as it accrues on each Quarterly Date during the term of the Letter of Credit and on the expiration or renewal and/or extension of each such Letter of Credit, beginning with the first such Quarterly Date after the issuance of each Letter of Credit and ending on the expiration date of each such Letter of Credit or the renewal and/or extension of each such Letter of Credit.

     3.03. Reimbursement Obligations.

     (a) The Borrower hereby agrees to reimburse Administrative Agent immediately upon demand by Administrative Agent, and in immediately available funds, for any payment or disbursement made by Administrative Agent under any Letter of Credit. Payment shall be made by the Borrower with interest on the amount so paid or disbursed by Administrative Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Highest Lawful Rate, and (ii) the sum of the Base Rate in effect from time to time plus two percent (2%) per annum; provided, however, that if the Borrower would be permitted under the
       --------  -------
terms of Section 2.01, Section 2.02 and Section 4.02 hereof to borrow Advances in amounts at least equal to their reimbursement obligation for a drawing under any Letter of Credit, a Base Advance by each Lender, in an amount equal to such Lender's Revolver B Specified Percentage, shall automatically be deemed made on the date of any such payment or disbursement made by Administrative Agent in the amount of such obligation and subject to the terms of this Agreement.

     (b) The Borrower hereby also agrees to pay to Administrative Agent immediately upon demand by Administrative Agent and in immediately available funds, as security for their reimbursement obligations in respect of the Letters of Credit under Section 3.03(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon, upon an Event of Default. Any such payments shall be deposited in a separate account designated "Pinnacle Special Account" or such other designation as Administrative Agent shall elect. All such amounts deposited with Administrative Agent shall be and shall remain funds of the Borrower on deposit with Administrative Agent and may be invested by Administrative Agent as Administrative Agent shall determine. Such amounts may not be used by Administrative Agent to pay the drawings under the Letters of Credit; however, such amounts may be used by Administrative Agent as reimbursement for Letter of Credit drawings which Administrative Agent has paid. If any amounts in the Pinnacle Special Account shall have been deposited upon the occurrence of an Event of Default only and such Event of Default shall have been subsequently cured or waived and no other Event of Default exists, the Borrower shall be relieved of its obligations under this Section 3.03(b) until an Event of Default once again occurs. During the existence of an Event of Default but after the expiration of any Letter of Credit that was not drawn upon, the Borrower may direct the Administrative Agent to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the Pinnacle Special Account, after the date of the expiration of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Borrower promptly after such expiration and such payment in full.

     (c) The obligations of the Borrower under this Section 3.03 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Borrower and until all other Obligations shall have been paid in full.

     (d) The Borrower shall be obligated to reimburse Administrative Agent upon demand for all amounts paid under the Letters of Credit as set forth in Section 3.03(a) hereof; provided, however, if the Borrower for any reason fails to reimburse Administrative Agent in full upon demand, whether by borrowing Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Administrative Agent in accordance with each Lender's Revolver B Specified Percentage for amounts due and unpaid from the Borrower as set forth in Section 3.04 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge the Borrower's obligations to reimburse Administrative Agent.

     (e) The Borrower shall indemnify and hold Administrative Agent or any Lender, its officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against Administrative Agent or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith (including losses resulting from the negligence of Administrative Agent or such indemnified party), and shall pay Administrative Agent for reasonable fees of attorneys (who may be employees of Administrative Agent) and legal costs paid or incurred by Administrative Agent in connection with any matter related to the Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of Administrative Agent or such indemnified party. If the Borrower for any reason fails to indemnify or pay Administrative Agent or such indemnified party as set forth herein in full, the Lenders shall indemnify and pay Administrative Agent upon demand, in accordance with each Lender's Revolver B Specified Percentage of such amounts due and unpaid from the Borrower. The provisions of this Section 3.03(e) shall survive the termination of this Agreement.

     3.04. Lenders' Obligations. Each Lender agrees, unconditionally and irrevocably to reimburse Administrative Agent (to the extent Administrative Agent is not otherwise reimbursed by the Borrower in accordance with Section 3.03(a) hereof) on demand for such Lender's Revolver B Specified Percentage of each draw paid by Administrative Agent under any Letter of Credit. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the First Maturity Date and shall survive termination of any Loan Papers.

     3.05. Administrative Agent's Obligations.

     (a) Administrative Agent makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Administrative Agent assumes no responsibility for the financial condition of the Borrower and its Subsidiaries or for the performance of any obligation of the Borrower. Administrative Agent may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

     (b) Except as set forth in subsection (c) below, Administrative Agent shall be under no liability to any Lender, with respect to anything the Administrative Agent may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Administrative Agent being to handle each Lender's share on as favorable a basis as Administrative Agent handles its own share and to promptly remit to each Lender its share of any sums received by Administrative Agent under any Application. Administrative Agent shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

     (c) Neither Administrative Agent nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Administrative Agent for wrongful payment of any Letter of Credit due to Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall incur no liability to any Lender, the Borrower or any Affiliate of the Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent to be genuine or authentic and to be signed by the proper party.

                       ARTICLE IV.  CONDITIONS PRECEDENT

     4.01. Conditions Precedent to Closing, Effectiveness of this Agreement and the Refunding Advance. The effectiveness of this Agreement and to make the initial refunding Advance to refinance the existing indebtedness, or issue the first Letter of Credit is subject to receipt by the Administrative Agent of each of the following, in form and substance satisfactory to the Administrative Agent, with a copy (except for the Notes) for each Lender:

     (a) A loan certificate of the Borrower, the Parent and each Subsidiary of the Borrower certifying as to the accuracy of their representations and warranties in the Loan Papers, certifying that no Default has occurred, and including a certificate of incumbency with respect to each Authorized Officer, and including (i) a copy of the Articles of Incorporation of the Borrower, the Parent and each Subsidiary of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the By-Laws of the Borrower, the Parent and each Subsidiary of the Borrower, as in effect on the Closing Date, (iii) a copy of the resolutions of the Borrower, the Parent and each Subsidiary of the Borrower authorizing them to execute, deliver and perform this Agreement, the Notes and the other Loan Papers to which each of them is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for the Borrower's, the Parent's, and each of the Borrower's Subsidiaries' state of incorporation and each state in which they are conducting material business;

     (b) duly executed Notes, payable to the order of each Lender in an amount for each Lender (i) equal to its Revolver A Specified Percentage of the Revolver A Commitment, (ii) equal to its Revolver B Specified Percentage of the Revolver B Commitment, (iii) equal to its Term Loan A Specified Percentage of $125,000,000 and (iv) equal to its Term Loan B Specified Percentage of $175,000,000;

     (c) duly executed and completed confirmation agreement confirming obligations under (i) pledge agreements by the Parent and the Borrower; (ii) the Guaranty of the Obligations executed by the Parent and the Subsidiaries of the Borrower; (iii) Security Agreement by the Borrower, the Parent and the Subsidiaries of the Borrower granting the Lenders a lien and security interest in all assets owned by the Borrower, the Parent and the Subsidiaries of the Borrower; and (iv) all other Loan Papers, including without limitation, all mortgages, deeds of trust, and deeds to secure debt duly filed in all required locations and each item required to be delivered on Schedule 2.16 hereto, except those Loan Papers specifically agreed to in
   -------------
Section 6.15 hereof;

     (d) copies of all financing statements filed against the Borrower, the Parent and each Subsidiary of the Borrower, as debtor;

     (e) opinions of counsel to the Borrower, the Parent and each Subsidiary of the Borrower addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Closing Date, including, without limitation, an opinion of counsel to the Borrower that this Agreement does not violate or conflict with any term or condition of the Indenture of any of the other Parent Senior Notes Documentation;

     (f) copies of insurance binders or certificates covering the assets of the Borrower, the Parent and the Subsidiaries of the Borrower, and meeting the requirements of Section 6.05 hereof;

     (g) payment of all fees due to the Administrative Agent in accordance with the terms of the Fee Letter to be paid on the Closing Date and reimbursement for Administrative Agent of its reasonable fees and expenses and for Special Counsel's reasonable fees and expenses rendered through the date hereof;

     (h) evidence that all corporate proceedings of the Borrower, the Parent and the Subsidiaries of the Borrower taken in connection with the transactions contemplated by this Agreement and the other Loan Papers shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Agent, Special Counsel or any Lender may reasonably request in connection with such transactions;

     (i) copies of the following audited financial statements for the Borrower (and as applicable, the Parent), as of and for the period ended December 31, 1998; (i) balance sheets of the Borrower, the Parent and the Subsidiaries of the Borrower as of the end of such period, and (ii) statements of income and changes in cash for such period; all in reasonable detail and certified by an Authorized Officer to the best of his knowledge to present fairly in all material respects the consolidated financial position of the Borrower and the results of operations for the period then ended and, except as noted therein, to be in accordance with GAAP (other than footnotes thereto);

     (j) a duly completed Compliance Certificate evidencing no Default or Event of Default as of the Closing Date; and

     (k) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Agent or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Borrower, the Parent and the Subsidiaries of the Borrower, and the enforceability of and security for the Obligations.

     4.02. Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance hereunder and the obligation of the Administrative Agent to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Advance or such issuance of such Letter of Credit:

     (a) All of the representations and warranties of the Borrower under this Agreement shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or the issuance of the Letter of Credit, except those representations and warranties that specifically speak as of a particular date;

     (b) The incumbency of the Authorized Officers shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 4.01(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or the issuance of such Letter of Credit, is received by the Administrative Agent from the Borrower prior to the making of such Advance or such Letter of Credit;

     (c) There shall not exist a Default hereunder or an Event of Default hereunder and none shall exist as a result of making any such Advance or such Letter of Credit, and the Administrative Agent shall have received written or telephonic certification thereof by an Authorized Officer (which certification, if telephonic, shall be followed promptly by written certification);

     (d) There shall have occurred no Material Adverse Change since December 31, 1998;

     (e) In the case of each Letter of Credit, Borrower shall have delivered to the Administrative Agent a duly executed and complete Application acceptable to Administrative Agent;

     (f) In the case of any Advance under the Revolving Loan, the aggregate outstanding Revolver A Advances, after giving effect to any such proposed Revolver A Advance, shall not exceed the Revolver A Commitment, and the aggregate outstanding Revolver B Advances, after giving effect to any such proposed Revolver B Advance, shall not exceed the Revolver B Commitment,

     (g) In the case of any Advance under the Revolving B Loan and/or the Term Loan A Initial Advance, and/or the issuance of any Letter of Credit, the Borrower, by making its borrowing request under such Revolving B Loan and/or the Term Loan A, or requesting the issuance of any Letter of Credit, represents and warrants to the Administrative Agent and each Lender that the proceeds of such Advance shall be used in accordance with the terms of Section 2.15 hereof, and

     (h) Notwithstanding anything to the contrary herein or in any other Loan Paper, until the earlier of (i) the consummation of the Motorola Acquisition in accordance with the terms of Section 4.04 hereof or (ii) the date upon which the Total Specified Percentage of the Administrative Agent is equal to or less than 11.11% due to assignments to Lenders in accordance with the terms of Section
11.04 hereof, and only after the Administrative Agent has received written notice from the Borrower in accordance with the terms of Section 6.19 hereof, the sum of (A) the aggregate amount of all outstanding Advances under the Loans, plus (B) the aggregate face amount of all outstanding and undrawn Letters of Credit, plus (C) the aggregate amount of all outstanding reimbursement obligations with respect to draws on Letters of Credit may not, at any time, exceed $270,000,000.

     4.03. Conditions Precedent to Advances for Permitted Acquisitions, Except the Motorola Acquisition. The obligation of each Lender to make each Advance (including the initial Advance) where any proceeds of such Advance will be used for a Permitted Acquisition except the Motorola Acquisition, shall be subject to the further conditions precedent that the Borrower has complied with all terms and provisions of Sections 6.15 and 6.16 hereof.

     4.04. Conditions Precedent to Motorola Acquisition and the Making of any Advance with Respect Thereto. The obligation of each Lender to make any Advance in connection with Motorola Acquisition and the consummation by the Borrower of the Motorola Acquisition shall each be subject to the further conditions precedent that:

     (a) the Borrower has complied with all terms and provisions of Sections 4.02, 4.03, 6.15, 6.16, 6.18 and 6.19 hereof and all other terms and conditions of this Agreement and the Loan Papers,

     (b) the Borrower shall have delivered to the Administrative Agent (i) audited financial statements for the fiscal year ended December 31, 1998, (ii) any later audited financial statements of the assets, (iii) financial statements for the fiscal quarters ending March 31, 1999 and June 30, 1999 (to the extent the June 30, 1999 financial statements are available and in the possession of the Borrower), in each case in connection with the towers and other assets being acquired by the Borrower from Motorola and financial statements, and (iv) such other financial information regarding Motorola, the Motorola Acquisition and the towers and other assets being acquired by the Borrower from Motorola as the Administrative Agent or any other Lender shall reasonably request,

     (c) the Borrower shall have entered into the Acquisition Agreement and shall have delivered an executed copy of the Acquisition Agreement to the Administrative Agent together with all exhibits and schedules thereto,

     (d) consummation of the Motorola Acquisition concurrently with the application of Advances under this Section 4.04, on terms and conditions as set forth in the Acquisition Agreement, and pursuant to such other documentation contemplated by the Acquisition Agreement that is reasonably acceptable to the Administrative Agent and the Lenders in their reasonable discretion,

     (e) the absence of a material adverse change in the financial condition, business operations, properties or prospects of the towers and other assets being acquired by Borrower from Motorola,

     (f) the Administrative Agent shall have not discovered that any information or other matter disclosed to the Administrative Agent and BAS by the Borrower, the Parent or Motorola, prior to the date hereof and regarding Motorola and the Motorola Acquisition, and/or the assets being acquired by the Borrower in connection with the Motorola Acquisition, is incorrect, or inconsistent with current information, in each case, in both a material and adverse manner, when taken as a whole as it relates to the assets being purchased,

     (g) evidence that the Borrower has received not less than $30,000,000 in gross proceeds (or such greater amount that is raised by the Parent) as an equity contribution from the Parent which issued unsecured public Debt for Borrowed Money of the Parent or Bridge Debt of the Parent or equity of the Parent and downstreamed the proceeds to the Borrower, any such Debt for Borrowed Money and Bridge Debt to be incurred by the Parent in accordance with the terms of Section 8.02(c) hereof and upon other terms and conditions acceptable to the Administrative Agent and the Majority Lenders,

     (h) executed copies of all material agreements, certificates, instruments and other documents, together with schedules thereto, in each case executed or delivered by any Person in connection with the Motorola Acquisition, each in form and substance satisfactory to the Lenders and Special Counsel, including, without limitation, opinions of counsel (if any) with respect to the Parent, the Borrower and Motorola (which such opinions of counsel to the Borrower and the Parent and their subsidiaries (if any) shall state that the Lenders are entitled to rely thereon), and

     (i) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Agent or any Lender may reasonably require from the Borrower, the Parent and their Subsidiaries in connection with the Motorola Acquisition, including without limitation, and all such documents, instruments, certificates and other items reasonably requested by the Lenders in connection with the enforceability of, and security in, the assets and towers being acquired from Motorola as collateral for the Obligations.


                  ARTICLE V.  REPRESENTATIONS AND WARRANTIES

     5.01. Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

     (a) The respective jurisdictions of incorporation and percentage ownership of the Subsidiaries of the Parent by the Parent and the Borrower on the Closing Date and listed on Schedule 5.01(a) hereto are true and correct.
                               ----------------
Each of the Parent, the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Parent, the Borrower and its Subsidiaries has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Parent, the Borrower and its Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify would not cause a Material Adverse Change.

     (b) The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Parent, the Borrower and its Subsidiaries has corporate power and has taken all necessary corporate action to execute, deliver and perform the Loan Papers to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Paper has been duly executed and delivered by the Parent, the Borrower or such Subsidiary executing it. Each of the Loan Papers to which the Parent, the Borrower, and its Subsidiaries are party is a legal, valid and binding respective obligation of the Parent, the Borrower or such Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Parent, the Borrower or any Subsidiary of the Borrower).

     (c) The execution, delivery and performance by the Parent, the Borrower and its Subsidiaries of the other Loan Papers to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Parent, the Borrower or any Subsidiary of the Borrower, or under any material License, indenture, agreement or other instrument, to which the Parent, the Borrower or any Subsidiary of the Borrower is a party or beneficiary of, or by which they or their respective Properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any Subsidiary of the Borrower, except Permitted Liens.

     (d) The Parent, the Borrower and its Subsidiaries are primarily engaged in the operation of leasing and subleasing towers and tower sites, and pursuing activities related thereto.

     (e) All material Licenses have been duly authorized and obtained, and are in full force and effect. The Parent, the Borrower and its Subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof. On the Closing Date, no material License is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation. After the Closing Date, no material License is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation, which such event could cause a Material Adverse Change. The Parent, the Borrower and its Subsidiaries are not required to obtain any material License that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FCC, the FAA or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Paper, or the performance thereof (other than any enforcement of remedies by the Administrative Agent on behalf of the Lenders), in accordance with their respective terms, including any borrowings hereunder.

     (f) The Parent, the Borrower and its Subsidiaries are in compliance in all material respects with all Applicable Laws. The Parent, the Borrower and its Subsidiaries have duly and timely filed all reports, statements and filings that are required to be filed by any of them under the Communications Act, and are in all material respects in compliance therewith, including without limitation the rules and regulations of the FCC and FAA. Except as set forth on Schedule
                                                                 --------
5.01(f) hereto, as of the Closing Date, the Borrower is not aware of any event
------
or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FAA. After the Closing Date, the Borrower is not aware of any event or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FAA, which such event or circumstance could cause a Material Adverse Change.

     (g) The Parent, the Borrower and its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. As of the Closing Date, no financing statement or other Lien filing authorized by the Parent, the Borrower or any Subsidiary of the Borrower (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Parent, the Borrower or any of its Subsidiaries as debtor or covers (or purports to cover) any assets of the Parent, the Borrower or any of its Subsidiaries. After the Closing Date, no financing statement or other Lien filing authorized by the Parent, the Borrower or any Subsidiary of the Borrower (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Parent, the Borrower or any of its Subsidiaries as debtor or covers (or purports to cover) any assets of the Parent, the Borrower or any of its Subsidiaries, which such financing statement or other Lien filing could cause a Material Adverse Change. The Parent, the Borrower and its Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

     (h)    On the Closing Date, except as reflected on Schedule 5.01(h) hereto,
                                                        ----------------
there is no action, suit, proceeding or any other Litigation pending against, or, to the best of the Borrower's knowledge, threatened against the Parent, the Borrower or any of its Subsidiaries, or in any other manner relating directly and materially adversely to the Parent, the Borrower, any of its Subsidiaries, or any of their material Properties, in any court or before any arbitrator of any kind or before or by any governmental body. On each date after the Closing Date on which this representation is deemed to be made, there is no action, suit, proceeding or any other Litigation pending against, or, to the best of the Borrower's knowledge, threatened against the Parent, the Borrower or any of its Subsidiaries, or in any other manner relating to the Parent, the Borrower, any of its Subsidiaries, or any of their Properties, in any court or before any arbitrator of any kind or before or by any governmental body, which could reasonably be expected to cause a Material Adverse Change.

     (i) All federal, state and other Tax returns of the Parent, the Borrower and its Subsidiaries required by law to be filed have been duly filed and all federal, state and other Taxes, assessments and other governmental charges or levies upon the Parent, the Borrower, its Subsidiaries or any of their Properties, income, profits and assets, which are due and payable, have been paid, except those that are diligently contested in good faith by the Borrower and for which a reserve has been established in accordance with GAAP, and no Lien (other than a Permitted
Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced.

     (j) The Borrower has furnished or caused to be furnished to the Lenders copies of its audited financial statements at December 31, 1998, which are prepared in good faith and complete in all material respects and present fairly in all material respects and in accordance with GAAP (except, with respect to the financial statements delivered prior to the Closing Date, as noted therein), the financial position of the Parent, the Borrower and its Subsidiaries as at such dates and the results of operations for the periods then ended. The Parent, the Borrower and its Subsidiaries have no material liabilities, contingent or otherwise, nor material losses, except as disclosed in writing to the Lenders prior to the Closing Date or as disclosed on any subsequent financial statements. On the Closing Date after giving effect to the Advances made on such date, each of the Parent, the Borrower and its Subsidiaries is Solvent.

     (k) Since the date of the most recent financial statements delivered to the Lenders, no event or circumstances have occurred or arisen that could constitute a Material Adverse Change.

     (l) None of the Borrower or its Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Agent in writing. Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. With respect to each Plan of the Borrower and each member of its Controlled Group (other than a Multiemployer Plan), all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of $100,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No such Plan of the Borrower or any member of its Controlled Group has any accumulated funding deficiency (as defined in Section 412(a) of the Code) (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower or any member of its Controlled Group since the effective date of ERISA. The value of the assets of each Plan (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group equaled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. There are no pending or, to the best of the Borrower's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened Litigation or claims against, (i) the assets of any

Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan, or (ii) the assets of any employee welfare benefit plan within the meaning of Section 3(1) or ERISA, or against any fiduciary thereof with respect to the operation of any such plan. None of the Borrower or any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan. None of the Borrower or any member of its Controlled Group, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069. None of the Borrower or any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities. Each of the Borrower and its Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder.

     (m) The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No assets of the Parent, the Borrower and its Subsidiaries are margin stock, and none of the Pledged Stock is margin stock. None of the Parent, the Borrower and its Subsidiaries, nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

     (n) As of the Closing Date, the Parent, the Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions of their articles of incorporation and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or
(ii) a default by the Parent, the Borrower or any of its Subsidiaries under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Parent, the Borrower or any of its Subsidiaries is a party or

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by which they or any of their material Properties is bound. After the Closing
Date, the Parent, the Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions of their articles of incorporation and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Parent, the Borrower or any of its Subsidiaries under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Parent, the Borrower or any of its Subsidiaries is a party or by which they or any of their material Properties is bound, that could reasonably be expected to cause a Material Adverse Change.

     (o) The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

     (p) On the Closing Date, none of the Borrower nor any Subsidiary of the Borrower has any actual knowledge or reason to believe that any substance deemed hazardous by any applicable Environmental Law, has been installed on any real property now owned by the Parent, the Borrower or any of its Subsidiaries, except (i) for hazardous substances the presence of which is not in violation of law and (ii) as disclosed to the Lenders. After the Closing Date, none of the Parent, the Borrower nor any Subsidiary of the Borrower has any actual knowledge or reason to believe that any substance deemed hazardous by any applicable Environmental Law, has been installed in violation of law on any real property now owned by the Parent, the Borrower or any of its Subsidiaries except as disclosed to the Lenders and which would not, in the reasonable judgment of the Borrower, cause a Material Adverse Change. As of the Closing Date, the Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any applicable Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Parent, the Borrower and its Subsidiaries. After the Closing Date, the Parent, the Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any applicable Environmental Laws which could cause a Material Adverse Change, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Parent, the Borrower and its Subsidiaries. The Parent, the Borrower and its Subsidiaries are not required to obtain any permits, Licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Parent, the Borrower or any Subsidiary of the Borrower by reason of any applicable Environmental Laws, except those that have been obtained. As of the Closing Date, the Borrower and its Subsidiaries have no actual knowledge or reason to believe, after reasonable investigation, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Parent, the Borrower or any of its Subsidiaries in violation of any applicable Environmental Law. After the Closing Date, the Parent, the Borrower and its Subsidiaries have no actual knowledge or reason to believe, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Parent, the Borrower or any of its Subsidiaries, within the meaning of the applicable Environmental Laws, except as disclosed to the Lenders and which such disposal or release would not cause a Material Adverse Change.

     (q) The agreements evidencing obligations with respect to Capital Leases have been duly authorized, executed and delivered by the Parent, Borrower or its Subsidiaries, as applicable, and (to the best of the Borrower's knowledge) the other parties thereto. Except as disclosed to each Lender, there is no Litigation, or, to the best of the Borrower's knowledge, threatened Litigation or pending or threatened claim of breach or default, with respect to any such Capital Lease obligations that could be expected to adversely affect any such lease or contract. There is no Litigation, or, to the best of the Borrower's knowledge, threatened Litigation or pending or threatened claim of breach or default, with respect to any loan agreement or document evidencing any Debt for Borrowed Money of the Parent, the Borrower, or their Subsidiaries that has not been disclosed to Lenders. The Borrower has no knowledge of any default by any tenant or tenants under any Tenant Leases which aggregate five percent or more of the revenues of the Borrower and its Subsidiaries, except as disclosed to the Lenders. The Borrower has no notice of or belief that any party to any material Capital Lease is contemplating a breach, default or termination for any reason of such contract or lease, except as disclosed to the Lenders. As of the Closing Date, the Borrower has provided, or caused to be provided, to the Administrative Agent complete and correct copies of or access to the Capital Leases, all as amended, together with all exhibits and schedules thereto.

     (r) All Pledged Stock has been duly authorized and validly issued, and is fully paid and nonassessable. The Capital Stock described on Exhibit A to Borrower Pledge Agreement constitutes all the issued and outstanding Capital Stock of the Subsidiaries of the Borrower or the Subsidiaries of another Subsidiary, except such shares that have been issued after the Closing Date, pledged to the Administrative Agent to secure the Obligations and delivered to the Administrative Agent together with stock powers executed in blank. All Capital Stock of the Borrower is pledged to the Administrative Agent on behalf of Lenders to secure the Obligations. No Person has conversion rights with respect to, or any subscription rights, calls, commitments or claims of any character for, or any repurchase or redemption options relating to, the Pledged Stock, other than those that have waived. The Pledged Stock, when issued or sold, was either (i) registered or qualified under applicable federal or state securities laws, or (ii) exempt therefrom.

     (s) No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitments or the Advances hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

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     (t)    No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any material License, or which could result in the imposition of any restriction thereon of such a nature that could reasonably be expected to constitute a Material Adverse Change.

     (u) The Parent, the Borrower and its Subsidiaries have obtained all material patents, trademarks, service-marks, trade names, copyrights, Licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted. Nothing has come to the attention of the Borrower or any of its Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Parent, Borrower or any Subsidiary of the Borrower may infringe any patent, trademark, service-mark, trade name, copyright, License or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or Litigation against or affecting the Borrower or any Subsidiary of the Borrower contesting its right to sell or use any such process, method, part or other material, which could reasonably be expected to cause a Material Adverse Change.

     (v) Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Parent, the Borrower or any Subsidiary of the Borrower in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. On the Closing Date, there is no fact known to the Borrower and not known to the public generally that could reasonably be expected to cause a Material Adverse Change, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby. On each date after the Closing Date on which this representation is deemed to be made, there is no fact known to the Borrower and not known to the public generally that could reasonably be expected to cause a Material Adverse Change, which has not been disclosed to the Lenders in writing.

     (w) There exists no breach or default by any party under any Tenant Lease, except (i) those disclosed to the Administrative Agent in writing, and
(ii) breaches of any Tenant Lease, or all breaches of Tenant Leases in the aggregate, that could not cause a Material Adverse Change. All Tenant Leases in existence on the Closing Date are listed on Schedule 5.01(w) hereto, together
                                            ----------------
with the lease rate for each such Tenant Lease, the date of termination of each such Tenant Lease, and whether such Tenant Lease is a Oral Lease. No Tenant Lease is a Oral Lease, except, if the Borrower is in compliance with Section 6.15(c) below, the Borrower may have Oral Leases that are disclosed to the Lenders in connection with Section 7.07 below and accurately included in all calculations pursuant to Sections 6.15(a) and (c) below.

     (x) All Ground Leases are in full force and effect, and, as of the Closing Date, there exists no breach or default by any party under any Ground Lease, except those disclosed to the Administrative Agent in writing. All Ground Leases in existence on the Closing Date are listed on Schedule 5.01(x) hereto,
                                                      ----------------
together with the lease rate for each such Ground Lease, the date of

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

termination of each such Ground Lease and the Tower Cash Flow generated from the Tower on each such Ground Lease, in each case, as of the Closing Date.

     (y) Each piece of owned real property in existence on the Closing Date is listed on Schedule 5.01(y) hereto, together with the Tower Cash Flow related
             ----------------
to such piece of real property. After the expiration of 90 days after the Closing Date, all real property owned by the Borrower or any Subsidiary for more than 90 days is subject to a mortgage and/or deed of trust and otherwise complies with all requirements set forth with respect to owned real property in
Section 6.15 hereof.

     (z) Either (i) Parent (A) qualifies as a real estate investment trust, as defined in Section 856(a) of the Code, and satisfies the conditions and limitations set forth in Sections 856(b) and 856(c) of the Code, (B) has not engaged in any "prohibited transactions" as defined in Section 857(b)(6)(B)(iii) and (C) of the Code and (C) for its current "tax year" (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction under the requirements of Section 857 of the Code. Borrower and each of the Subsidiaries of Borrower is a Qualified REIT Subsidiary, or (ii) the Borrower has delivered written notice to the Administrative Agent in accordance with the terms of
Section 7.04(e) hereof, that a REIT Conversion has occurred.

     (aa) On each date after the Closing Date on which this representation is deemed to be made, no event has occurred and no circumstance exists, which by itself or aggregated together with all other such events or circumstances is likely to (i) reduce Tower Cash Flow in the aggregate for all Towers by five percent or more for a period in excess of three months, or (ii) otherwise cause a Material Adverse Change.

     (bb) The Motorola Acquisition is in compliance in all material respects with all Applicable Laws. The Parent, the Borrower and its Subsidiaries have duly and timely filed all reports, statements and filings that are required to be filed by any of them under any Applicable Law in connection with the Motorola Acquisition and have received all necessary or required approvals and consents with respect to the Motorola Acquisition, which such consents and approvals are final, and are in all material respects in compliance therewith. The Borrower is not aware of any event or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FAA by Motorola or its Subsidiaries or the Parent, the Borrower and its Subsidiaries. The Parent, the Borrower and its Subsidiaries have or will have good and indefeasible title to, or a valid leasehold interest in, all assets being purchased from Motorola in connection with the Motorola Acquisition, free and clear of all Liens and security interests, except Permitted Liens and Liens permitted under Section
8.03 hereof . There is no action, suit, proceeding or any other Litigation pending against, or, to the best of the Borrower's knowledge, threatened against the Parent, the Borrower or any of its Subsidiaries, or Motorola or any of its Subsidiaries regarding or relating to the Motorola Acquisition or the assets of Motorola being purchased by the Borrower, or in any other manner relating directly and materially adversely to the Parent, the Borrower, any of its Subsidiaries, or Motorola or any of its Subsidiaries in connection with the assets being sold by Motorola, in any court or before any arbitrator of any kind or before or by any governmental body. The Borrower has furnished or caused to be furnished to the Lenders copies of audited financial statements of Motorola at December 31, 1998, which are prepared in good faith and complete in all material respects and present fairly in all material respects and in accordance with GAAP, the financial position of the Motorola as at such dates and the results of operations for the periods then ended. Motorola has no material liabilities, contingent or otherwise, nor material losses, except as disclosed on such financial statements.

     5.02. Survival of Representations and Warranties . All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance, and each shall be true and correct in all material respects when made. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.


                        ARTICLE VI.  GENERAL COVENANTS

     So long as any of the Obligations are outstanding and unpaid or any portion of either of the Commitments or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     6.01. Preservation of Existence and Similar Matters. The Borrower shall, and shall cause each Subsidiary of the Borrower and the Parent to:

     (a) preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence and material rights, franchises, authorizations, consents, privileges and all other material Licenses from federal, state and local governmental bodies and any Tribunal (regulatory or otherwise); and

     (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to do so would not cause a Material Adverse Change.

     6.02. Business; Compliance with Law and Material Agreements. The Parent, the Borrower and its Subsidiaries shall (a) engage primarily in the acquisition and operation of towers, and leasing and subleasing towers and tower sites, and activities related thereto, and (b) comply in all material respects with the requirements of all Applicable Law and all material agreements to which each is a party.

     6.03. Maintenance of Properties. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, maintain or cause to be maintained all its material Properties necessary to the conduct of its business (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

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

     6.04. Accounting Methods and Financial Records. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Subsidiaries shall maintain a fiscal year ending on December 31.

     6.05. Insurance. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the Closing Date, provided that, the Borrower is permitted to self insure the replacement value of Towers having in the aggregate at any one time insurable values not more than 5% of the aggregate insurable values for all Towers. Each insurance policy shall provide for at least 30 days' prior notice to the Administrative Agent of any proposed termination or cancellation of such policy, whether on account of default or otherwise and all property insurance shall name the Administrative Agent as loss payee or additional insured, as appropriate.

     6.06. Payment of Taxes and Claims. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it or its income or Properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of their Properties, except those Taxes, assessments and charges contested by the Borrower diligently in good faith, and for which adequate reserves have been established in accordance with GAAP. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, timely file all information returns required by federal, state or local Tax authorities.

     6.07. Visits and Inspections. The Borrower shall, and shall cause each Subsidiary of the Borrower and the Parent to, promptly permit representatives of the Administrative Agent or any Lender from time to time to (a) visit and inspect the Properties of the Parent, the Borrower and each Subsidiary of the Borrower as often as the Administrative Agent or any Lender shall deem advisable, (b) inspect and make extracts from and copies of the Borrower's, the Parent's and each Subsidiary of the Borrower's books and records, and (c) discuss with the Parent's, the Borrower's and each Subsidiary's directors, officers, employees and, after notice to the Borrower, the auditors of Borrower and the Parent, its business, assets, liabilities, financial positions, results of operations and business prospects.

     6.08. Payment of Debt for Borrowed Money. The Borrower shall, and shall cause the Parent and each Subsidiary of the Borrower to, pay its Debt for Borrowed Money when and as the same becomes due.

     6.09. Use of Proceeds. The Borrower shall use the proceeds of Advances solely as set forth in Section 2.15 hereof.

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

     6.10.  Indemnity.

     (a) The Borrower agrees to defend, protect, indemnify and hold harmless the Administrative Agent, each Lender, each of their respective Affiliates, and each of their respective (including such Affiliates') officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations, under common law or at equitable cause, or on contract, tort or otherwise, arising from or connected with the past, present or future operations of the Borrower or its predecessors in interest, in any manner relating to or arising out of this Agreement, the Loan Papers, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto, the making of any participations in the Advances and the management of the Advances, including in connection with, or as a result, in whole or in part, of any negligence of Administrative Agent or any Lender (other than those matters raised exclusively by a participant against the Administrative Agent or any Lender and not the Borrower), or the use or intended use of the proceeds of the Advances hereunder, or in connection with any investigation of any potential matter covered hereby, but excluding any claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction (collectively, the "Indemnified Matters").

     (b) In addition, the Borrower shall periodically, upon request, reimburse each Indemnitee for its reasonable legal and other actual expenses (including the cost of any investigation and preparation) incurred in connection with any Indemnified Matter. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold any Indemnitee harmless with respect to Indemnified Matters, then the Borrower shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Borrower and the Borrower's stockholders on the one hand and such Indemnitee on the other hand but also the relative fault of the Borrower and such Indemnitee, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Indemnitee, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Administrative Agent, the Lenders and all other Indemnitees. This Section shall survive any termination of this Agreement and payment of the Obligations.

     6.11. Environmental Law Compliance. The use which the Parent, the Borrower or any Subsidiary of the Borrower intends to make of any real Property owned by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real Property in violation of any Environmental Law. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Parent, the Borrower, any Subsidiary of the Borrower or any of their Properties establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The Borrower agrees to indemnify and hold the Administrative Agent and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and courts costs) of any kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of them at any time and from time to time by reason of or arising out of (a) the failure of the Parent, the Borrower or any Subsidiary of the Borrower to perform any obligation hereunder regarding asbestos or applicable Environmental Laws,
(b) any violation on or before the Release Date of any applicable Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on such real Property or release from such real Property of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership of the real Property, regardless of whether the act, omission, event or circumstance constituted a violation of any applicable Environmental Law at the time of its existence or occurrence, or whether the act, omission, event or circumstance is caused by or relates to the negligence of any indemnified Person; provided that, the Borrower shall not be under any obligation to indemnify the Administrative Agent or any Lender to the extent that any such liability arises as the result of the gross negligence or willful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction, or for any event which is both not caused by the Parent, the Borrower or any Subsidiary of the Borrower and occurs after any foreclosure by the Lenders on any specific Property. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

     6.12. Interest Rate Protection Agreements. By no later than September 30, 1999, the Borrower will enter into an Interest Rate Protection Agreement on terms acceptable to the Administrative Agent providing for interest rate protection for one year for 50% of the principal of the Obligations outstanding on September 30, 1999, and the Borrower shall thereafter, until the third anniversary of the Closing Date, maintain an Interest Rate Protection Agreement in effect at all times on terms acceptable to the Administrative Agent and providing for an interest rate protection for not less than 50% of the entire principal of the Obligations.

     6.13. Issuance and Pledge of Capital Stock of the Borrower. Prior to or simultaneous with the issuance by the Borrower of any Capital Stock to any Person, the Borrower shall, and shall cause the Parent to, cause such Capital Stock to be pledged to the Administrative Agent on behalf of

Lenders to secure the Obligations in accordance with documentation substantially in the form of Exhibit M hereto.
               ---------

     6.14. Continued Status as a Real Estate Investment Trust; Prohibited Transactions. Parent will either (a) (i) continue to be qualified as a real estate investment trust as defined in Section 856 of the Code, (ii) not engage in any "prohibited transactions" as defined in Section 857(b)(6)(B)(iii) or (C) of the Code, (iii) continue to satisfy the conditions and limitations set forth in Sections 856(b) and 856(c) of the Code and (iv) will do all acts necessary to continue to be entitled to a dividend paid deduction under Section 857 of the Code, or (b) elect to not maintain its REIT Status and notify the Administrative Agent and each Lender of its decision in writing in accordance with the provisions of Section 7.04(e) hereof. The Borrower and each of its Subsidiaries will either (a) continue to be a Qualified REIT Subsidiary so long as the Parent remains a REIT, or (b) elect not to qualify as a Qualified REIT Subsidiary and notify the Administrative Agent and each Lender of its decision in writing in accordance with the provisions of Section 7.04(e) hereof.

     6.15.  Tenant Leases, Ground Leases and Fee Owned Property.

     (a)    Tenant Leases and Fee Owned Properties. The Borrower and each
            --------------------------------------
Subsidiary of the Borrower shall, after the Closing Date, only enter into new Tenant Leases, acquire new Tenant Leases or become party to any Tenant Leases which are not Oral Leases provided that, the Borrower is permitted to have Oral Leases so long as the sum of the aggregate Tenant Lease Revenues from all Oral Leases, at no time after the 90th day after the Closing Date exceeds 10% of the total revenues of the Borrower and its Subsidiaries for the most recently completed calendar month during the term of this Agreement. The Borrower covenants that it will use commercially reasonable efforts to insure that each Tenant Lease (a) is not oral and is subject to written agreement, (b) does not prohibit or render unenforceable or void any Lien of the Administrative Agent or any foreclosure and/or operation of the Tower on which such Tenant Lease is located by the Lenders, whether by contractual provision, operation of law or otherwise, and (c) does not have any provision preventing, hindering or prohibiting the Administrative Agent from directly receiving the rents, receivables or other Tenant Lease Revenues from the lessee (or the effect of which prevents, hinders or prohibits such action by the operation of Law). The Borrower shall use commercially reasonable efforts to immediately provide the Lenders with each item for each piece of real fee owned real Property required on Schedule 2.16 hereto in accordance with the terms thereon prior to and
   -------------
immediately after the Closing Date, and prior to and immediately after each Permitted Acquisition or other creation or acquisition of any real Property by the Borrower or any Subsidiary of the Borrower.

     (b)    Ground Leases. The Borrower and each Subsidiary of the Borrower
            -------------
shall, after the Closing Date, use its best efforts to only enter into new Ground Leases which are substantially in the form set forth on Exhibit K hereto,
                                                               ---------
or with such other provisions as are approved by the Administrative Agent in writing. The Borrower shall use commercially reasonable efforts to immediately provide the Lenders with respect to each Ground Lease, Estoppel and Attornment Language immediately after each Permitted Acquisition including the Motorola Acquisition or other creation or acquisition of any real Property by the Borrower or any Subsidiary of the Borrower.

     (c)    Breach of Section 6.15(a) above. In the event any provision of
            -------------------------------
Section 6.15(a) above is breached, subject to the last sentence of this Section 6.15(c), the Applicable Margin shall increase by .25% per annum, effective the date of such breach under Section 6.15(a) above, and shall increase every 30 days thereafter (effective each 31st date following the preceding increase) by
 .25% per annum (but in no event shall the interest rate increase under this Section 6.15(c) by more than .25% per annum per 30 day period) until the earlier of (i) compliance with this Section 6.15, or (ii) such time as the per annum interest rate is equal to the Highest Lawful Rate (where the interest rate will remain until the Borrower is in compliance). If, on the date six months after the date of any breach, such breach is still in effect, then all Tenant Lease Revenues from any Oral Lease in excess of the fifteen percent limitation, will be excluded from revenues for the purpose of determining EBITDA in connection with any determination of (I) the Leverage Ratio (with respect to the determination of Section 8.01(a) hereof and the Applicable Margin), the Consolidated Leverage Ratio in Section 8.01(b) hereof, the consolidated interest coverage ratio set forth in Section 8.01(c) hereof, the pro forma debt service coverage ratio set forth in Section 8.01(d) hereof and the fixed charge coverage ratio set forth in Section 8.01(e) hereof, and such exclusion from EBITDA for such purposes will continue until five Business Days after the date the Borrower delivers to the Administrative Agent a certificate of an Authorized Officer certifying that there exists no breach under Section 6.15(a) above, in detail satisfactory to the Administrative Agent. If there exists no Default or Event of Default upon giving effect to any exclusion from EBITDA in accordance with the provisions set forth above, the interest rate shall be calculated without giving effect to any increase in the Applicable Margin set forth in this Section 6.15(c).

     (d)    Real Estate Collateral.
            ----------------------

     (i)    Fee Owned Property.  The Borrower shall, within 60 days after the
            ------------------
     acquisition by the Borrower or any of its Subsidiaries of any owned real property, provide or cause to be provided to the Administrative Agent on behalf of itself and the Lenders with a first and prior mortgage or deed of trust for each such property securing the Obligations in form and substance substantially similar to the previously filed mortgages/deeds of trust.
     The Borrower also agrees to provide (or to cause to be provided) all such documents and instruments required by the Administrative Agent to fully effect the foregoing, including, without limitation, providing the Administrative Agent with UCC-1's, new security agreements, mortgages, deeds of trust, appraisals, surveys, hazard insurance, UCC-11 searches, Tax and Lien searches, intellectual property documentation and registration and other similar types of documents, consents, authorizations, Licenses, instruments and agreements relating to all Property of the Borrower and its Subsidiaries as reasonably requested by the Administrative Agent from time to time.

     (ii)   Leasehold Property. The Borrower shall use commercially reasonable
            ------------------
     efforts to deliver to the Administrative Agent, within 60 days after each Permitted Acquisition, a list of each leasehold site acquired by the Borrower, the purpose each such leased site serves and Estoppel and Attornment Language for each such site.

     (iii)  Fee Owned Property Existing on the Closing Date.  With respect to
            -----------------------------------------------
     fee owned property of the Borrower and its Subsidiaries in existence on the Closing Date and not subject to a mortgage or deed of trust on the Closing Date, all such property shall be treated as if such property were acquired on the Closing Date in order to determine compliance with Section 6.15(d)(i) above.

     6.16. Acquisitions, Generally. In connection with any acquisition made by the Borrower during the term of this Agreement, the Borrower shall, in addition to the requirements set forth in Sections 4.04, 6.15 and 6.18 (to the extent applicable) hereof, with respect to individual Permitted Acquisitions in excess of $20,000,000 and any series of related Permitted Acquisitions which in the aggregate exceed $20,000,000, (a) deliver notice to Administrative Agent at such time prior to the proposed acquisition date as is reasonable under the circumstances, together with (or, the following may be delivered later than the notice (but still prior to the proposed acquisition), so long as such delivery is reasonable under the circumstances, and copies of agreements are delivered promptly upon execution of each such agreement: (i) a detailed description of the proposed Permitted Acquisition in form reasonably acceptable to the Administrative Agent, a description and location of all fee owned real property, all Towers and all other assets (together with all legal descriptions of all real property (fee owned) available at such time), (ii) the address of any office acquired, (iii) the most recent financial statements with respect to the acquired assets and/or Person, and to the extent available, the most recent audited financial statements, and (iv) a copy of the purchase agreement, schedules thereto and all related documentation (unless such schedules or documentation are to be delivered by the seller, in which case the Borrower shall deliver drafts and originals of such schedules and documentation promptly upon receipt by the Borrower if later than ten days prior to closing), and (b) prior to the consummation of the acquisition a statement certified by an Authorized Officer that (i) the proposed transaction complies with the definition of Permitted Acquisition set forth in Article I hereof, and (ii) no Default or Event of Default exists prior to or after giving effect to any requested Advance or the consummation of such acquisition, or will exist upon consummation of the proposed acquisition and related borrowings and transactions, together with a pro forma Compliance Certificate computed after giving effect to such acquisition and borrowings (A) for acquisitions having purchases prices in excess of $20,000,000 but less than $50,000,000, evidencing compliance with the terms of this Agreement for the lesser of two years after the consummation of the proposed acquisition or the remainder of the term of this Agreement, together with all projections of the Parent, the Borrower and any acquired assets and/or Person used to compute the Compliance Certificate and
(B) for acquisitions having purchases prices in excess of $50,000,000, evidencing compliance with the terms of this Agreement for the remainder of the term of this Agreement, together with all projections of the Parent, the Borrower and any acquired assets and/or Person used to compute the Compliance Certificate.

     6.17. Year 2000. The Borrower has (a) undertaken a detailed review and assessment of all areas within its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower may be unable to recognize and perform property date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a detailed plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable.

The Borrower reasonably anticipates that all computer applications that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant").

     6.18. Motorola Acquisition. The Borrower shall consummate the Motorola Acquisition not later than October 31, 1999 and such Motorola Acquisition shall
(a) have a total purchase price not in excess of $255,000,000 plus normal prorated adjustments, and (b) be consummated in accordance with the terms and provisions of the Acquisition Agreement and upon other terms and conditions proposed by Motorola and the Borrower as are reasonably acceptable to the Administrative Agent and the Majority Lenders in their reasonable discretion. Prior to or concurrent with, as applicable, the consummation of the Motorola Acquisition, the Borrower shall comply with all provisions of Section 4.04 hereof, Section 6.16 hereof and Section 2.16(b) hereof, and the Administrative Agent shall have a Lien to secure the Obligations on all such assets acquired in connection with the Motorola Acquisition contemplated by Section 2.16 hereof to be granted to the Administrative Agent. Notwithstanding anything in this Agreement or in any other Loan Paper to the contrary, in the event that the Motorola Acquisition is not consummated in accordance with the terms of the Acquisition Agreement by October 31, 1999, then, the Borrower and the Parent agree that, not later than November 30, 1999, Section 2.06(d) and Section 2.11(b) of this Agreement and the Loan Papers shall have been renegotiated by the Parent, the Borrower, the Administrative Agent and BAS, to the reasonable satisfaction of the Administrative Agent and BAS.

     6.19. Notice by the Borrower. The Borrower shall immediately notify the Administrative Agent in writing of the consummation of the Motorola Acquisition in accordance with the terms of Section 6.18 hereof.

     6.20. Syndication of the Loans. The Borrower agrees to enter into any amendment of this Agreement and any Loan Paper in connection with any syndication of the Loans as requested by the Administrative Agent to (a) add Lenders with titles as agreed to by the Administrative Agent and (b) make any other reasonably requested changes to this Agreement and the Loan Papers by any proposed or new Lender or the Administrative Agent. The Borrower further agrees to comply over the term of this Agreement with all provisions of the Commitment Letter which specifically state that they shall survive the closing and consummation of the Loans..

     6.21. Additional Equity and/or Subordinated Debt. The Borrower agrees that, by December 31, 1999 (a) the Borrower shall have received proceeds contributed by the Parent to the Borrower as equity in an aggregate amount after the date hereof (including the $30,000,000 the Borrower is required to receive prior to the Motorola Acquisition in accordance with the terms of Section 4.04(g) hereof) not less than $100,000,000, and (b) the Parent shall have received not less than $100,000,000 in net proceeds from the issuance of unsecured public Debt of the Parent, Bridge Debt of the Parent or equity of the Parent prior to December 31, 1999, in each case issued in accordance with the provisions of Section 8.02(c) hereof and Section 8.11 hereof, as applicable.

                      ARTICLE VII.  INFORMATION COVENANTS

     So long as any of the Obligations are outstanding and unpaid or any portion of either of the Commitments or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to each Lender:

     7.01. Quarterly Financial Statements and Information. Within 45 days after the end of each fiscal quarter, consolidated and consolidating balance sheets of Parent, the Borrower and its Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of income and consolidated statements of changes in cash for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which shall be certified by an Authorized Officer, to, in his or her opinion, present fairly in all material respects, in accordance with GAAP, the financial position and results of operations of the Parent, the Borrower and its Subsidiaries as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period.

     7.02.  Annual Financial Statements and Information; Certificate of No
Default.

     (a) Within 120 days after the end of each fiscal year, a copy of (i) the consolidated balance sheet of the Parent, the Borrower and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) consolidated statements of earnings, statements of changes in shareholders' equity, and statements of changes in cash as of and through the end of such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Lenders, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified.

     (b) As soon as available, but in any event within 60 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Borrower, the Parent, and its Subsidiaries for the succeeding fiscal year.

     7.03. Compliance Certificates. At the time financial statements are furnished pursuant to Section 7.01 hereof and Section 7.02 hereof, a Compliance Certificate.

     7.04.  Copies of Other Reports and Notices.

     (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Parent, the Borrower or any Subsidiary of the Borrower by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 7.03 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Parent, the Borrower or any Subsidiary of the Borrower to stockholders generally, (iii) each regular or periodic report and any registration statement or prospectus (or material written communication in respect of any thereof) filed by the Parent, the Borrower or any Subsidiary of the Borrower with any securities exchange, with the Securities and

Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Parent, the Borrower or any Subsidiary of the Borrower;

     (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of indebtedness or other security of the Parent, the Borrower or any Subsidiary of the Borrower in excess of $250,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any party to any material Capital Lease of the Borrower or any Subsidiary of the Borrower has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (iii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Parent, the Borrower or any Subsidiary of the Borrower under any material agreement or instrument other than this Agreement to which the Parent, the Borrower or any Subsidiary of the Borrower is a party or by which any of their Properties may be bound, or (iv) any event, circumstance or condition which could reasonably be expected to constitute a Material Adverse Change, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (c) Promptly upon receipt thereof, information with respect to and copies of any notices received from the FCC, the FAA or any other federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with the Communications Act, or might result in the payment of money by the Parent, the Borrower or any Subsidiary of the Borrower in an amount of $250,000 or more in the aggregate, or otherwise constitute a Material Adverse Change, or result in the loss or suspension of any material License;

     (d) Promptly upon receipt from any governmental agency, or any government, political subdivision or other entity, any material notice, correspondence, hearing, proceeding or order regarding or affecting the Parent, the Borrower, any Subsidiary of the Borrower, or any of their Properties or businesses not in the ordinary course of business, a copy of such notice, correspondence, hearing, proceeding or order;

     (e) Promptly upon and in any event within forty-eight hours after the Borrower first has knowledge of (i) the Parent failing to or electing to, as appropriate, (A) continue to qualify as a real estate investment trust as defined in Section 856 of the Code or (B) maintain its REIT Status, (ii) any act by the Parent causing the election by the Parent or the Borrower, as applicable, to be taxed as a real estate investment trust to be terminated, (iii) any act causing the Parent to be subject to the taxes imposed by Section 857(b)(6) of the Code, (iv) the Parent failing to be entitled to a dividends paid deduction under Section 857 of the Code, (v) the Parent failing to satisfy any condition or limitation set forth in Section 856(b) or 856(c) of the Code, (vi) any challenge by the Internal Revenue Service to the Parent's REIT Status, (vii) the Borrower or any Subsidiary of Borrower failing to be a Qualified REIT Subsidiary, (viii) any challenge by the Internal Revenue Service to the status of Borrower or any Subsidiary of Borrower as a Qualified REIT Subsidiary, or
(ix) any other REIT

Conversion, immediate telephonic and subsequent written notice within forty-eight hours of any such occurrence or circumstance; and

     (f) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Parent, the Borrower and its Subsidiaries that is within the Borrower's control, as the Administrative Agent or any Lender may reasonably request.

     7.05. Notice of Litigation, Default and Other Matters. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

     (a) The commencement of all proceedings and investigations by or before the FCC, the FAA or any other governmental body, and all other actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of $250,000 in the aggregate (after deducting the amount with respect to the Parent, the Borrower or any Subsidiary of the Borrower is insured), against or in any other way relating directly to the Parent, the Borrower, any Subsidiary of the Borrower, or any of their Properties or businesses;

     (b) Promptly upon the happening of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

     (c) Any Material Adverse Change with respect to the business, assets, liabilities, financial position, results of operations or prospective business of the Parent, the Borrower or any Subsidiary of the Borrower.

     7.06.  ERISA Reporting Requirements.

     (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

     (b) Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report (including Schedule B thereto) with respect to each Plan;

     (d) Promptly and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion the Borrower or any member of its Controlled Group receives from the PBGC, the United States Department of Labor or the Internal Revenue Service with respect to any Plan;

     (e) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

     (f) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing;

     (g) Notification within three Business Days after the Borrower or any member of its Controlled Group knows or has reason to know that the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of
Section 4041(c) of ERISA and a copy of such notice; and

     (h) Promptly after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan.

     7.07.  Fee Owned Property, Ground Leases and Tenant Leases.

     (a)    Quarterly Information Regarding Fee Owned Real Property, Ground
            ---------------------------------------------------------------
Leases and Tenant Leases. The Borrower shall provide the Administrative Agent
------------------------
and each Lender, with quarterly updates delivered with the Compliance Certificate as required in Section 7.03 hereof, certifying as to (i) all existing Ground Leases and fee owned real property of the Borrower and the Subsidiaries of the Borrower, (ii) the annual charges paid in connection with fee owned real Property (if any) and Ground Leases of the Borrower and the Subsidiaries of the Borrower, and the annual revenues generated by each Tower on each Ground Lease and each fee owned real property, (iii) the termination date for each such Ground Lease, (iv) whether there exists a material breach or default by any party to any such Ground Lease (or alleged breach or default), and (v) a list of all Oral Leases

(detailing the reason for non-compliance) and all Tenant Lease Revenues generated by such Oral Leases, all in form and substance acceptable to the Administrative Agent. Each such quarterly update certificate shall be certified by an Authorized Officer that there exists no breach of Section 6.15 hereof and that there exists no Default or Event of Default under Section 9.01(s) hereof.

     (b)    Annual Information Regarding Tenant Leases. The Borrower shall
            ------------------------------------------
provide the Administrative Agent and each Lender, with annual updates as to all existing Tenant Leases delivered with the annual information required by Section
7.02 hereof, such information to show the Tenant Lease Revenues with respect to each Tenant Lease, the termination date for each such Tenant Lease, whether such Tenant Lease is a Oral Lease (and the reason therefor), and whether there exists a material breach or default by any party to a (i) material Tenant Lease or (ii) group of Tenant Leases which is material, all in form and substance acceptable to the Administrative Agent.

                       ARTICLE VIII.  NEGATIVE COVENANTS

     So long as any of the Obligations are outstanding and unpaid or any portion of either of the Commitments or any Letter of Credit is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     8.01.  Financial Covenants.

     (a) Leverage Ratio. The Borrower shall not permit the Leverage Ratio to be more than the following ratios at the end of any fiscal quarter during the time during the following time periods:

                Period                          Ratio
                ------                          -----

            From the Closing Date
            through September 30, 1999       6.75 to 1.00**

            From October 1, 1999
            through June 29, 2000            6.50 to 1.00**

            From June 30, 2000
            through September 29, 2000       6.00 to 1.00**

            From September 30, 2000
            through December 30, 2000        5.25 to 1.00**

            From December 31, 2000
            through March 30, 2001           4.75 to 1.00**

            From March 31, 2001
            through June 29, 2001            4.50 to 1.00**

            From June 30, 2001
            through December 30, 2001        4.25 to 1.00**

            From December 31, 2001
            through December 30, 2002        3.50 to 1.00**

            From December 31, 2002
            and thereafter                   3.00 to 1.00**

**If the Motorola Acquisition has not been consummated by October 31, 1999 in accordance with the terms of the Acquisition Agreement and this Agreement, in each case set forth above, the maximum ratio shall be decreased by 0.25.

     (b)    Consolidated Leverage Ratio.   Commencing December 31, 2001, the
Borrower shall not permit the Consolidated Leverage Ratio to be more than the following ratios at the end of any fiscal quarter during the time during the following time periods:

                Period                         Ratio**
                ------                         -----

            From December 31, 2001
            through December 30, 2002        7.50 to 1.00**

            From December 1, 2002
            through December 30, 2003        6.50 to 1.00**

            From December 31, 2003
            and thereafter                   5.50 to 1.00**

**If the Motorola Acquisition has not been consummated by October 31, 1999 in accordance with the terms of the Acquisition Agreement and this Agreement, in each case set forth above, the maximum ratio shall be decreased by 0.25.

     (c) Consolidated Interest Coverage Ratio. The Borrower shall not permit, at the end of any fiscal quarter, the ratio of (i) EBITDA for the preceding twelve month period to (ii) cash Interest Expense for the preceding twelve month period, to be less than the following ratios during the following time periods:

                Period                      Ratio
                ------                      -----

            From the Closing Date
            through June 29, 2000         1.75 to 1.00

            From June 30, 2000
            through December 30, 2000     2.00 to 1.00

            From December 31, 2000
            through March 30, 2001        2.25 to 1.00

            From March 31, 2001
            and thereafter                2.50 to 1.00

     (d) Consolidated Pro Forma Debt Service Coverage Ratio. The Borrower shall not permit at the end of any fiscal quarter the ratio of (a) Annualized EBITDA to (b) Pro Forma Debt Service to be less than 1.50 to 1.00.

     (e) Consolidated Fixed Charge Coverage Ratio. On March 31, 2001 and for each fiscal quarter thereafter, the Borrower shall not permit at the end of any fiscal quarter the ratio of (a) EBITDA for the most recently completed twelve month period to (b) Fixed Charges paid in cash during the most recently completed twelve month period, to be less than 1.25 to 1.00.

     (f) Capital Expenditures. The Borrower shall not permit Capital Expenditures made by the Parent, the Borrower and its Subsidiaries in the fiscal year 2000 to exceed $61,000,000.

     8.02. Debt for Borrowed Money. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Debt for Borrowed Money or any preferred Capital Stock, except:

     (a) with respect to the Borrower and its Subsidiaries, Debt for Borrowed Money under the Loan Papers;

     (b)    with respect to the Borrower, Debt for Borrowed Money described on
Schedule 8.02 hereto attached hereto in the principal amounts and as such Debt
-------------
for Borrowed Money exists as of the Closing Date;

     (c) provided that no Default or Event of Default exists or would result from the incurrence thereof and that the net proceeds of any such Debt or preferred Capital Stock issuance be downstreamed by the Parent to the Borrower as equity, the Parent may, so long as the aggregate amount of Second Parent Issuance and the Bridge Debt incurred pursuant to subsections (i) and (ii) below in the aggregate over the term of this Agreement do not exceed $250,000,000 AND at no time shall the aggregate amount of outstanding Debt and preferred Capital Stock under subsections (i) and (ii) below exceed $200,000,000 (except in connection with any accretion), elect to:

            (i) issue unsecured public Debt for Borrowed Money up to the maximum aggregate amount at any one time outstanding of $200,000,000, except with respect to any accretion (the "Second Parent Issuance"), and which such Debt, notwithstanding the foregoing, (i) must be on terms and conditions substantially similar to the Parent Senior Notes and the Parent Senior Notes Documentation, (ii) may not be subject to an interest rate in excess of 13.5% per annum, (iii) must have a scheduled maturity date not earlier than the Final Maturity Date,

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

     and must not be subject to any mandatory repurchase, redemption, defeasance or any similar provision prior to the Final Maturity Date, except to the extent there exists a Change of Control, and in such event such Debt must provide for the repayment in full of the Obligations prior to such redemption, repurchase, repayment or other provision, (iv) may not contain covenants or other provisions more restrictive than this Agreement and the other Loan Papers (including the definitions), and may not prohibit any action or omission with respect to this Agreement and the Loan Papers, and
     (v) shall provide for no principal payments until the Obligations have been paid in full, and in-kind interest payments only for a period of not less than the first five years after its issuance; and

          (ii) incur unsecured Debt for Borrowed Money and/or preferred Capital Stock up to the maximum aggregate amount for both Debt for Borrowed Money and preferred Capital Stock at any one time outstanding of $50,000,000, except with respect to any accretion (such Debt for Borrowed Money or preferred Capital Stock herein referred to as the "Bridge Debt"), and which such Bridge Debt, notwithstanding the foregoing (i) must be payment in kind only, and not subject to any cash interest payments, principal payments, fees or otherwise, (ii) must have a scheduled maturity date not earlier than the Final Maturity Date, (iii) must not be subject to any mandatory repurchase, redemption, defeasance or any similar provision prior to the Final Maturity Date and (iv) may not contain covenants or other provisions more restrictive than this Agreement and the other Loan Papers (including the definitions), and may not prohibit any action or omission with respect to this Agreement and the Loan Papers;

     (d) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Borrower and the Parent, unsecured Debt for Borrowed Money not to exceed $5,000,000 in the aggregate for the Borrower and the Parent throughout the term of this Agreement;

     (e) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Borrower and the Parent, secured Debt for Borrowed Money not to exceed $5,000,000 in the aggregate for the Borrower and the Parent throughout the term of this Agreement;

     (f) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Borrower, accrued but unpaid Earn-Out Liabilities;

     (g) provided that no Default or Event of Default exists or would result from the incurrence thereof, in addition to the Subordinated Debt the Parent is entitled to incur in accordance with the terms of Section 8.02(c) above, if there has not occurred a REIT Conversion, the Parent may incur Subordinated Debt to the Shareholders, such Subordinated Debt not to exceed in principal face amount in the aggregate for any taxable year, the amount necessary to enable the Borrower to obtain the maximum possible deduction for dividends paid, as defined in Section 561 of the Code and further described in Section 857 of the Code for such year, taking into account the sum of all distributions previously made to Shareholders permitted by Section 8.08(b)(iii) hereof for such fiscal

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

year, provided that, any determination under Section 857 of the Code shall take into consideration for such purpose the necessity of increasing the aggregate amounts distributed to reflect the fact that distributions in redemption of any preferred return on any class of stock will be treated as being made partly from earnings and profits and partly from capital; and

     (h) provided that no Default or Event of Default exists or would result from the incurrence thereof, Debt for Borrowed Money incurred by the Borrower to sellers in connection with Permitted Acquisitions, provided that (i) the amount of such Debt shall not exceed, together with the amount of seller Debt described on Schedule 8.02 hereto, $40,000,000, and (ii) in connection with the incurrence
   -------------
of such Debt, a Letter of Credit shall be issued in the amount of such seller Debt.

     8.03. Liens. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets or Properties, whether now owned or hereafter acquired, except Permitted Liens. The Borrower shall not, and shall not permit Parent or any Subsidiary of the Borrower to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets or Properties.

     8.04. Investments. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, make any Investment, except that the Borrower may purchase or otherwise acquire and own:

     (a) Marketable, direct obligations of, or guaranteed by, the United States of America and maturing within 365 days of the date of purchase;

     (b) Commercial paper issued by U.S. corporations that have a rating of A-1/P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc.;

     (c) Certificates of deposit of domestic banks maturing within 365 days of the date of purchase, which banks' debt obligations have one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc.;

     (d) Securities issued by U.S. corporations that have one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc.;

     (e) Investments in newly-formed or existing, wholly-owned Subsidiaries of the Borrower (i) that are subject to the provisions hereof, (ii) that are or immediately become party to the Subsidiary Guaranty and any security documents required by the Administrative Agent, (iii) whose stock is pledged to the Lenders to secure the Obligations pursuant to a pledge agreement substantially identical in form and substance to the Borrower Pledge Agreement and (iv) if the Parent

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

has not notified the Administrative Agent and each Lender of a REIT Conversion, such Subsidiaries must be Qualified REIT Subsidiaries;

     (f) Accounts receivable that arise in the ordinary course of business and are payable on standard terms;

     (g)   Investments in existence on the Closing Date which are described on
Schedule 8.04 hereto;
-------------

     (h) Investments constituting Permitted Acquisitions permitted by Section 8.06(b) hereof; and

     (i) Certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, overnight bank deposits and repurchase obligations having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government or any agency thereof, in each case, of either an Eligible Assignee or Brown Brothers Harriman & Co., provided that such Investments do not exceed $20,000,000 in the aggregate at any time outstanding.

     8.05. Amendment and Waiver.  The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, enter into any amendment of any term or provision, or accept any consent or waiver with respect to any such provision, of (a) its articles of incorporation or by-laws in any manner material and adverse to the Lenders, (b) any material provision of any material Capital Lease in any manner material and adverse to the Lenders or (c) any provision in any Ground Lease provision that is set forth on Exhibit K hereto.
                                                             ---------
The Borrower shall not, nor shall it permit the Parent or any Subsidiary of the Borrower to, amend or change (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, the Subordinated Debt or the Parent Senior Notes, the Indenture or any other Parent Senior Notes Documentation, or any Second Parent Issuance Documentation or any Bridge Debt, that would result in (a) an increase in any principal, interest, fees, or other amounts payable under the Subordinated Debt, the Parent Senior Notes Documentation, the Second Parent Issuance Documentation or the Bridge Debt (including without limitation a waiver or action that results in the waiver of any payment default under the Subordinated Debt, the Bridge Debt, the Parent Senior Notes Documentation or the Second Parent Issuance Documentation), (b) a change in any date fixed for any payment of principal, interest, fees, or other amounts payable under the Subordinated Debt, the Bridge Debt, the Parent Senior Notes Documentation or the Second Parent Issuance Documentation (including, without limitation, as a result of any redemption) to a date earlier than January 31, 2005, (c) a change in any financial covenant in the Subordinated Debt, the Parent Senior Notes Documentation, the Bridge Debt or the Second Parent Issuance Documentation to a more restrictive provision for the Borrower, the Parent or any Subsidiary of the Borrower, (d) an increase in any remedy or right (or any change that broadens the rights or remedies) of the holders of the Subordinated Debt, the Bridge Debt, the Parent Senior Notes Documentation or the Second Parent Issuance Documentation, (e) a change in any covenant, term or provision in the Subordinated Debt, the Bridge Debt, the Parent Senior Notes Documentation or the Second Parent Issuance

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

Documentation which would result in such term or provision being more restrictive than the terms of this Agreement and the Loan Papers, (f) a change in any term or provision of the Parent Senior Notes Documentation that would alter the definition of Acquisition Debt or Section 1008 of the Indenture in a manner that would make it more restrictive or effect the usage of the Revolver B Loan or the Term Loan A, or (g) a change in any term or provision of the Subordinated Debt, the Parent Senior Notes Documentation or the Second Parent Issuance Documentation, or other document or instrument in connection therewith that could have, in any material respect, an adverse effect on the interests of the Lenders.

     8.06. Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, at any time:

     (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, Properties or business (other than in the ordinary course of business and other than assets that are damaged or obsolete), provided that, (i) any Subsidiary of the Borrower can be dissolved so long as the Borrower or a wholly-owned Subsidiary of the Borrower acquires all such Subsidiary's assets; and (ii) so long as there exists no Default or Event of Default both before and after giving effect to such sale and the Borrower complies fully with Section 2.05(c) hereof, Borrower may consummate the sale of Towers (but not all or any substantial portion of Towers);

     (b)    acquire any assets, Property or business of any other Person except
(i) the Borrower and the Subsidiaries of the Borrower may acquire assets and Property acquired in the ordinary course of business and (ii) provided no Default or Event of Default exists or would result therefrom, the Borrower may consummate transactions constituting Permitted Acquisitions;

     (c) enter into any merger or consolidation, except that, so long as there exists no Default or Event of Default and none is caused thereby, (i) any Subsidiary of the Borrower can merge or consolidate into any other Subsidiary of the Borrower, or so long as such transaction is in connection with a Permitted Acquisition, into another Person, so long as a Subsidiary of the Borrower is a survivor, or into the Borrower so long as the Borrower is the surviving corporation, and (ii) another Person may be merged into the Borrower or any Subsidiary of the Borrower in connection with a Permitted Acquisition, so long as the Borrower or such Subsidiary is the surviving corporation; or

     (d) create or acquire any Subsidiary, except as permitted by Section 8.04(e) hereof.

In connection with any asset sale permitted by this Section 8.06, Section 11.01 hereof or otherwise consented to by the Lenders in accordance with the terms of this Agreement, the Administrative Agent is hereby authorized by each Lender to
(i) execute any and all releases deemed appropriate by it to release such assets of the Borrower and the Subsidiaries of the Borrower constituting Collateral from all Liens and security interests securing all or any portion of the Obligations, (ii) return to the Borrower any such Collateral in the possession of the Administrative Agent, and (iii) take such other action as the Administrative Agent deems necessary or appropriate in connection with such transaction and in furtherance of the effectuation thereof.

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

     8.07. Guaranties; Contingent Liabilities. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Contingent Liabilities, except pursuant to the Loan Papers.

     8.08. Restricted Payments. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, directly or indirectly declare, make or pay any Restricted Payment; provided, however

     (a) any Subsidiary of the Borrower may declare and pay a Distribution to the Borrower, and

     (b) so long as there exists no Default or Event of Default immediately before and after giving effect to any such transaction or payment,

            (i) commencing April 30, 2000, the Borrower may make an annual Restricted Payment in an aggregate amount not to exceed in any fiscal year, the difference between Excess Cash Flow for the preceding calendar year and the amount required by Section 2.05(a) hereof to repay the Obligations, provided that, no such Restricted Payment may be made in any fiscal year of the Borrower until the Borrower has fully complied with Section 2.05(a) hereof with respect to such year,

            (ii) the Borrower and the Parent may each make payments in kind on its Subordinated Debt (but only in kind payments and no cash payments),

            (iii) so long as there has not been a REIT Conversion, the Borrower may annually make not more than two cash distributions to the Parent, who must use such cash distributions to make distributions to the Shareholders, each such distribution in an aggregate amount per taxable year equal to (A) the amount of gross income actually includible by the Shareholders on their Tax returns with respect to such taxable year solely as a result of the operations of the Parent, the Borrower and its Subsidiaries, multiplied by
     (B) the sum of the highest marginal Federal and highest marginal State income tax rates applicable to one or more of the Shareholders,

            (iv) so long as there has not been a REIT Conversion, the Borrower may make one or more distributions with respect to any taxable year constituting Subordinated Debt to the Parent, who, to the extent such distribution is made by the Borrower may make one or more distributions with respect to any taxable year constituting Subordinated Debt to the Shareholders, each such distribution constituting Subordinated Debt not to exceed in the aggregate an amount necessary to enable the Parent to obtain the maximum possible deduction for dividends paid, as defined in Section 561 of the Code and further described in Section 857 of the Code for such year, taking into account the sum of all distributions previously paid to Shareholders in accordance with the terms of Section 8.08(b)(iii) above, provided that, in connection with any such distribution, the Parent shall take into

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

     consideration for such purpose the necessity of increasing the aggregate amounts distributed to reflect the fact that distributions in redemption of any preferred return on any class of stock will be treated as being made partly from earnings and profits and partly from capital,

            (v) the Borrower may make an annual distribution to Parent in an amount not to exceed $25,000 to reimburse the Parent for its miscellaneous expenses,

            (vi) until September 1, 2003, the Parent may make (A) payments in kind only on the Parent Senior Notes (but only in kind payments and no cash payments), in accordance with the terms of the Parent Senior Notes Documentation, and (B) payments in kind only on the Second Parent Issuance (but only in kind payments and no cash payments), in accordance with the terms of the Second Parent Issuance Documentation,

            (vii) the Parent may repay in its entirety the Bridge Debt, but only so long as the Parent uses the proceeds of (i) Debt issued in accordance with the terms of Section 8.02(c)(i) hereof to repay such Bridge Debt or (ii) equity issued in accordance with the terms of Section 8.11 hereof to repay such Bridge Debt, and

            (viii) the Borrower may repay seller debt permitted to be incurred in accordance with the terms of Section 8.02(h) hereof, so long as such repayments are in accordance with the terms thereof.

     8.09. Affiliate Transactions. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its assets or Properties to any Affiliate, on terms materially less advantageous to the Parent, the Borrower or any Subsidiary of the Borrower than would be the case if such transaction had been effected with a non-Affiliate, except the agreements listed on Schedule 8.09 hereto and except for Restricted
                                -------------
Payments permitted to be paid under Section 8.08 hereof, and as expressly permitted in Sections 8.02 and 8.04 hereof.

     8.10. Compliance with ERISA. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Majority Lenders) liability to the Borrower or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of liability of the Borrower or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any liability to the Borrower or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any liability to the Borrower or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to exceed the fair market

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

value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

     8.11. Capital Stock. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to (a) make or permit any transfer, assignment, distribution, mortgage, pledge or gift of any shares of Pledged Stock, and (b) issue any Capital Stock, provided that, (i) if there exists no Default or Event of Default before and immediately after giving effect to such issuance and (ii) the net proceeds of each such issuance of Capital Stock are contributed to the Borrower as equity (except to the extent all or any portion of any such issuance is used to repay Debt permitted to be repaid in accordance with the terms of Section 8.08 hereof), the Parent may issue (A) common Capital Stock of the Parent to any Person, and (B) preferred Capital Stock of the Parent in accordance with the terms of Section 8.02(c)(ii) hereof.

     8.12. Sale and Leaseback. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets, except that the Borrower may sell real estate that it owns and thereafter lease it subject to a Ground Lease, provided that the Borrower complies with the provisions of Sections 6.15 and 7.07 hereof as if the Borrower had acquired such leased property.

     8.13. Sale or Discount of Receivables. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

     8.14. Limitation on Restrictive Agreements. The Borrower shall not, and shall not permit the Parent or any Subsidiary of the Borrower to, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon (a) any amendment of, or waiver or consent to, any provision of this Agreement or any other Loan Paper and (b) the granting of any Liens to secure the Obligations, and, except with respect to the Parent Senior Notes, the Second Parent Issuance and the Bridge Debt: (i) the incurrence of indebtedness, (ii) the granting of Liens,
(iii) the making or granting of Guarantees, (iv) the payment of dividends or Distributions, (v) the purchase, redemption or retirement of any Capital Stock,
(vi) the making of loans or advances, (vii) transfers or sales of property or assets (including Capital Stock) by the Parent, the Borrower or any of its Subsidiaries, (viii) the making of Investments and (ix) any change of control or management.

                        ARTICLE IX.  EVENTS OF DEFAULT

     9.01. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

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

     (a) The Borrower shall fail to pay any (i) principal payable under any Loan Paper on the date due; or (ii) any interest, fees or other amounts payable within three days of the date due;

     (b) Any representation or warranty made or deemed made by any Obligor (or any of its officers or representatives) under or in connection with any Loan Paper shall prove to have been incorrect or misleading in any material respect when made or deemed made;

     (c) The Borrower shall fail to perform or observe any term or covenant contained in Article VIII hereof or in Section 7.04(e) hereof;

     (d) Any Obligor shall fail to perform or observe any other term or covenant contained in any Loan Paper, other than those described in Sections 9.01(a), (b) and (c) above or in Section 6.15(a) hereof, and such failure shall not be remedied within thirty days following the earlier of the Borrower's knowledge of such failure or notice from any Lender of the occurrence of such failure;

     (e) Any of the following shall occur: (i) Any Loan Paper or material provision thereof shall, for any reason, not be valid and binding on the Obligor signatory thereto, or not be in full force and effect, or shall be declared to be null and void; or (ii) the validity or enforceability of any Loan Paper shall be contested by any Obligor; or (iii) any Obligor shall deny in writing that it has any or further liability or obligation under its respective Loan Papers; or
(iv) any default or breach under any provision of any Loan Papers shall continue after the applicable grace period, if any, specified in such Loan Paper;

     (f) Any of the following shall occur: (i) any Obligor shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) any Obligor shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to any Obligor under any Debtor Relief Laws; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against any Obligor, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such petition or application shall be consented to or uncontested by such Obligor, or if contested by such Obligor, shall not be dismissed within 60 days following the filing of such petition or application; (iv) any final order, judgment, or decree shall be entered in any proceedings against any Obligor decreeing its dissolution; or (v) any final order, judgment, or decree shall be entered in any proceedings against any Obligor decreeing its split-up which requires the divestiture of a substantial part of its assets;

     (g) Any of the following shall occur: (i) The Borrower or any other
Obligor shall fail to pay any Subordinated Debt, Debt evidenced by the Parent Senior Notes, Debt evidenced by any Second Parent Issuance Documentation, Bridge Debt or any other Debt, or obligations in respect of Capital Leases (other than Debt under the Loan Papers) in an aggregate amount of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) the Borrower or any other Obligor shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid, mandatorily redeemed or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     (h) Any Obligor shall have any final judgment(s) outstanding against it for the payment of $1,000,000 or more, and such judgment(s) shall remain unstayed, in effect, and unpaid for the period of time after which the judgment holder may and may cause the creation of Liens against or seizure of any of its Property;

     (i) Any of the following shall have occurred: (i) Any ERISA Event shall have occurred with respect to a Plan of the Borrower, and the sum of the Insufficiency of such Plan and liabilities relating thereto is equal to or greater than $1,000,000 or (ii) the Borrower or any ERISA Affiliate of the Borrower shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $1,000,000;

     (j) The Borrower or any ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that (A) it has incurred Withdrawal Liability to such Plan in an amount that, exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum, or (B) such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $1,000,000;

     (k) Any Obligor shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which would constitute a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount which would constitute a Material Adverse Change;

     (l) Any of the following shall have occurred: (i) Any Property (whether leased or owned), or the operations conducted thereon by any Obligor or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation would constitute a Material Adverse Change; or (ii) such Obligor shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same would constitute a Material Adverse Change;

     (m) Any of the following shall have occurred: (i) Any Loan Paper shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral purported to be covered thereby (except as permitted by the terms of this Agreement

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

or consented to by the Lenders); or (ii) less than 100% of the Capital Stock of the Borrower shall be pledged to secure the Obligations;

     (n) Any of the following shall have occurred: (i) A final non-appealable order is issued by any Tribunal, including, but not limited to, the FCC, the FAA or the United States Justice Department, requiring Borrower to divest a substantial portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (ii) any Tribunal shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of Borrower;

     (o) Any of the following shall have occurred if the effect thereof is to cause a Material Adverse Change: (i) Any License whether presently existing or hereafter granted to or obtained by Borrower or any Subsidiary of the Borrower shall expire without renewal on or before payment in full of the Notes and all Obligations hereunder, or be suspended or revoked, or (ii) Borrower or any Subsidiary of the Borrower shall become subject to any injunction or other order affecting or which may affect Borrower's or a Subsidiary of the Borrower's present or proposed operations under any such License;

     (p) The occurrence of one of more of the following events: (i) the occurrence of a Change of Control, or (ii) the Parent shall own less than 100% of the Capital Stock of the Borrower, or the Borrower shall own less than 100% of its Subsidiaries; or (iii) any one of the President, Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Borrower shall, for any reason, fail to perform the primary roles and functions of such position on behalf of the Borrower (whether pursuant to death, extended disability, termination, resignation or otherwise) AND the Borrower shall not have replaced such senior executive with a new employee reasonably acceptable to the Majority Lenders within 60 days after such failure;

     (q) For any taxable year, the Borrower shall have made any Restricted Payment to the Parent, or the Parent shall have made any Restricted Payment to any Shareholder in accordance with the terms of Section 8.08(b)(iii) hereof for the tax liability of any Shareholder for such taxable year, and the Borrower or the Parent shall also have paid or be subject to any Federal income tax on any amount in excess of five percent of the Borrower's real estate investment trust taxable income for such taxable year;

     (r) Any civil action, suit or proceeding shall be commenced against Borrower, the Parent, or any Subsidiary of the Borrower under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970) ("RICO") and such suit shall be adversely determined by a court of applicable jurisdiction and forfeiture shall commence against assets in the aggregate having fair market value of $1,000,000 or more, or any criminal action or proceeding shall be commenced against the Borrower, the Parent, or any Subsidiary of the Borrower under any federal or state racketeering statute (including, without limitation, RICO);

     (s) With respect to Parent, Borrower or any Subsidiary of the Borrower, if the Parent and the Borrower have not notified the Administrative Agent in accordance with the terms of Section

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

7.04(e) hereof of a REIT Conversion, (i) any such entity fails to pay dividends in the amount of taxable income necessary to maintain Parent's REIT Status, or
(ii) Parent shall fail to maintain its REIT Status or (iii) Borrower or any Subsidiary of Borrower shall fail to maintain its status as a Qualified REIT Subsidiary;

     (t) A "Change of Control" as that term is defined in the Parent Senior Notes Documentation or any Second Parent Issuance Documentation shall occur;

     (u) The Borrower shall not have received an equity contribution within five days after the payment by the Borrower of cash dividends in accordance with the terms of Sections 8.08(b)(iii) and (iv) hereof ("Tax Dividends"), in an amount not less than the difference between (i) the aggregate amount of such Tax Dividends and (ii) the Shareholder's maximum tax liability as a result of the operations of the Borrower (after giving effect to all tax benefits), or

     (v) The Motorola Acquisition has not been consummated in accordance with the terms of the Acquisition Agreement by October 31, 1999, AND the Borrower and the Parent shall not have reached an agreement with the Administrative Agent and BAS by November 30, 1999 regarding a restructuring of the amortization of the Loans in Sections 2.06(d) and 2.11(b) hereof to the reasonable satisfaction of the Administrative Agent and BAS.

     9.02. Remedies upon Default. If an Event of Default described in Section 9.01(f) shall occur with respect to any Obligor, the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Agent or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, Administrative Agent may at its election, do any one or more of the following:

     (a) Declare the entire unpaid balance of all Advances immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 9.01 hereof), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

     (b) Terminate either the Revolver A Commitment or the Revolver B Commitment or both of the Commitments;

     (c)   Reduce any claim of Administrative Agent and Lenders to judgment;

     (d) Demand (and the Borrower shall pay to Administrative Agent) immediately upon demand and in immediately available funds, the amount equal to the aggregate amount of the Letters of Credit then outstanding, irrespective of whether such Letters of Credit have been drawn upon, all as set forth and in accordance with the terms of provisions of Article III hereof. The Administrative

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

Agent shall promptly advise the Borrower of any such declaration or demand but failure to do so shall not impair the effect of such declaration or demand; and

     (e) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

     9.03. Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not Administrative Agent or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

     9.04. Waivers. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

     9.05. Performance by Administrative Agent or any Lender. Should any covenant of any Obligor fail to be performed in accordance with the terms of the Loan Papers, Administrative Agent may, at its option, perform or attempt to perform such covenant on behalf of such Obligor. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any Lender assumes, and shall not ever have, except by express written consent of Administrative Agent or such Lender, any liability or responsibility for the performance of any duties or covenants of any Obligor.

     9.06. Expenditures. The Borrower shall reimburse Administrative Agent and each Lender for any reasonable sums spent by it in connection with the exercise of any Right under Section 9.05 hereof. Such sums shall bear interest at the lesser of (a) the Base Rate (whether or not in effect), plus 2.00% per annum and (b) the Highest Lawful Rate, from five days after the date any Lender makes demand to the Borrower for reimbursement of such amount until the date of repayment by the Borrower.

     9.07. Control.  None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender any Rights to exercise control over the affairs and/or management of any Obligor, the power of Administrative Agent and each Lender being limited to the Rights to exercise the remedies provided in this Article; provided, however,
                                                          --------  -------
that if Administrative Agent or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled

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

to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.


                     ARTICLE X.  THE ADMINISTRATIVE AGENT

     10.01. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section 11.01 hereof), and such instructions shall be binding upon all Lenders; provided, however, that
                                                     --------  -------
Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Agent agrees to give to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement, and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by the Borrower for the Ratable or individual account of any Lender. Functions of the Administrative Agent are administerial in nature and in no event shall the Administrative Agent have a fiduciary or trustee relationship in respect of any Lender by reason of this Agreement or any Loan Paper.

     10.02. Administrative Agent's Reliance, Etc. Neither Administrative Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower or any of its Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of any Obligor or its Subsidiaries or to inspect the Property (including the books and records) of any Obligor or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice,

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

consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

     10.03. NationsBank, N.A. and Affiliates. With respect to its portion of the Commitments, its Advances, and any Loan Papers, NationsBank, N.A. has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. NationsBank, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Obligor, any Affiliate thereof, and any Person who may do business therewith, all as if NationsBank, N.A. were not Administrative Agent and without any duty to account therefor to any Lender.

     10.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Section 5.01(j),
Article VII hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

     10.05. Indemnification by Lenders. Lenders shall indemnify Administrative Agent, Pro Rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; provided, however,
                                                              --------  -------
that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, Pro Rata, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section
10.05 shall survive the termination of this Agreement.

     10.06. Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and the Borrower, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Agent, if it is a Lender). Upon any such resignation, Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United

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

States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                          ARTICLE XI.  MISCELLANEOUS

    11.01.  Amendments and Waivers.  No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by the Borrower or any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and the Administrative Agent with the consent of the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the
       --------  -------
result of action or failure to take action shall not) unless in writing and signed by all of Lenders and Administrative Agent, (a) increase either of the Commitments (except as specifically permitted by Section 2.18 hereof), (b) reduce any principal, interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under Section 9.01(a) hereof, (c) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (d) release any Collateral or guaranties securing any Obligor's obligations hereunder, other than (i) releases contemplated by the provisions of this Agreement or by the other Loan Papers and
(ii) releases of assets that (A) are being sold by the Borrower in its ordinary course of business and (B) are obsolete or immaterial to the business of the Borrower, (C) are immaterial and were acquired by the Borrower in connection with a Permitted Acquisition but never contemplated to be used in the operations of the Borrower, (which such releases do not require the consent of any Lender except the Administrative Agent), (e) change the meaning of "Revolver A Specified Percentage", "Revolver B Specified Percentage"(except in accordance with the terms of Section 2.18 hereof), "Term Loan A Specified Percentage", "Term Loan B Specified Percentage" or "Total Specified Percentage" (except in accordance with the terms of Section 2.18 hereof), or the number of Lenders required to take any action hereunder, (f) change the definitions of "Revolver A Commitment", "Revolver B Commitment", "Commitments", "Unavailable Commitment", "First Maturity Date", "Final Maturity Date", "Majority Lenders", or "Letter of Credit Commitment", (g) or amend any provision of Section 2.18 hereof which would affect any of the items listed in Section 11.01(a) through (f) above, or
(h) amend this Section 11.01. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Agent under any Loan Papers, unless it is in writing and signed by Administrative Agent in addition to the requisite number of Lenders.

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

    11.02. Notices.

    (a) Manner of Delivery. All notices communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Agent, any Lender or the Borrower has acted in reliance on such telephonic notice.

    (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

    (i)    If to the Borrower:

           Pinnacle Towers Inc.
           1549 Ringling Boulevard
           3rd Floor
           Sarasota, Florida  34236
           Telephone No.:  (941) 364-8886
           Telecopier No.: (941) 364-8761
           Attention: Mr. Steve Day

    (ii)   If to Administrative Agent:

           NationsBank, N.A.
           Bank of America Plaza
           901 Main Street, 64th Floor
           Dallas, Texas 75202
           Telephone No.:  (214) 209-0988
           Telecopier No.: (214) 209-9390
           Attention: Ms. Roselyn M. Drake
                      Principal

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

           With a copy to:

           Donohoe, Jameson & Carroll, P.C.
           3400 Renaissance Tower
           1201 Elm Street
           Dallas, Texas 75270
           Telephone No.:  (214) 698-3814
           Telecopier No.: (214) 744-0231
           Attention: Melissa Ruman Stewart

    (iii)  If to any Lender, to its address shown on Schedule 11.02 hereto or on
                                                     --------------
any Assignment and Acceptance.

or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

    (d) Effectiveness. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 11.02 and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices
                                                 --------  -------
to Administrative Agent pursuant to Article II shall be effective when received. The Borrower agrees that Administrative Agent shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II, and agrees to indemnify and hold harmless Administrative Agent and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

    11.03. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to Section
11.04 hereof. The Borrower may not assign or transfer its Rights or obligations hereunder without the prior written consent of Administrative Agent.

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

    11.04. Assignments and Participations.

    (a) Each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more Eligible Assignees pursuant to an Assignment and Acceptance, so long as (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder,
(ii) each Assignor shall obtain in each case the prior written consent of Administrative Agent and the Borrower, in each case such consent not to be unreasonably withheld or delayed, provided that, in the event there exists a Default or Event of Default, any such consent of the Borrower shall not be required, (iii) each Assignor shall in each case pay a $3,500 processing fee to Administrative Agent and (iv) no such assignment is for an amount less than $3,000,000 (and, if such assignment is a partial assignment, no Lender shall hold less than $3,000,000 immediately after giving effect to any assignment). Assignments and other transfers (except participations) with respect to each Lender's participation in a given Letter of Credit may only be made with the prior written consent of the Administrative Agent. Within five Business Days after Administrative Agent receives notice of any such assignment, the Borrower shall execute and deliver to Administrative Agent, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Revolver A Specified Percentages of the Revolver A Commitment, the Revolver B Specified Percentages of the Revolver B Commitment, their respective Term Loan A Specified Percentages of $125,000,000 and their respective Term Loan B Specified Percentages of $175,000,000. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

    (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that
                                                         --------  -------
(i) such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 11.01(a), (b), (c) and (d) hereof, (v) Obligor, Administrative Agent, and other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers and (vi) no such participation is for an amount less than $5,000,000.

    (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to any Obligor furnished to such Lender by or on behalf of any Obligor.

    (d) Notwithstanding any other provision set forth in this Agreement, (i) any Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, (ii) no participant of any Lender may further assign or participate any of its interest in the Loan Papers to any Person (except as may be required by Law or a Tribunal having authority over such participant), and (iii) no Lender (other than NationsBank, N.A.) may assign any of its interest in the Loan Papers to any Person (except as may be required by Law or a Tribunal having authority over NationsBank, N.A.) except as specifically provided in Section 11.04 hereof.

    11.05. Sharing of Payments.  If any Lender shall obtain any payment
(whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its Pro Rata share of payments made by the Borrower, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment Pro Rata with each of them; provided, however, that if
                                                     --------  -------
any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a Pro Rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

    11.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Papers, whether or not Administrative Agent or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section 11.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.

    11.07. Costs, Expenses, and Taxes.

    (a) The Borrower agrees to pay on demand (i) all costs and expenses of Administrative Agent and BAS in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel, (ii) all costs and expenses of Administrative Agent and BAS in connection with any syndication of the Loans, including without limitation the costs of all amendments to this Agreement and the Loan Papers and the reasonable fees and out-of-pocket expenses of Special Counsel, (iii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent in connection with any interpretation, grant and perfection of any Lien, modification, amendment, waiver, release of any Loan Papers, restructuring or work-out and (iv) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent and each Lender in connection with any collection of any portion of the Obligations or the enforcement of any Loan Papers during the continuance of an Event of Default.

    (b) In addition, the Borrower shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Administrative Agent or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this
Section 11.07, including any penalty, interest, and expenses relating thereto. All payments by the Borrower or any Subsidiary of the Borrower under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Agent or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), including all interest, penalties, or similar liabilities relating thereto. If the Borrower shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Agent or any Lender pursuant to this sentence), Administrative Agent or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.07 shall survive the execution of this Agreement, termination of the Commitments, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

    11.08. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall any Obligor or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each Obligor, Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Laws, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in
                    --------
full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Agent or Lenders, as appropriate, shall refund to the

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Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 11.08 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

    11.09. Severability. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

    11.10. Exceptions to Covenants. No Obligor shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

    11.11. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

    11.12. GOVERNING LAW; WAIVER OF JURY TRIAL.

    (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

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    (b)    THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON
IT. THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL.
NOTHING IN THIS SECTION 11.12 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

    11.13. ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN PAPERS
REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    11.14. Amendment, Restatement, Extension, Renewal and Increase. This Agreement is a renewal and amendment and restatement of the Original Credit Agreement, and, as such, except for the "Obligation" as defined in the Original Credit Agreement (which shall survive, be renewed and restated by the terms of this Agreement), all other terms and provisions supersede in their entirety the Original Credit Agreement. All subordination agreements, security agreements, pledge agreements, mortgages, deeds of trust and other documents and instruments granting any security interest or assigning any interest in any assets of the Borrower or any Subsidiary to secure the Obligation executed and delivered in connection with this Agreement that restate any previously granted interest shall supersede any subordination agreements, security agreements, pledge agreements, mortgages, deeds of trust and other documents and instruments granting any security interest or assigning any interest in any assets of the Borrower or any Subsidiary that were executed and delivered in connection with the Original Credit Agreement (the "Original Security Documents"), except for the Liens created under the Original Security Documents which shall remain valid, binding and enforceable Liens against the Borrower, the Subsidiaries and each of the other Persons granting any such Liens. All other Original Security Documents shall continue to secure the Obligations as herein defined, and shall be in full force and effect.


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     IN WITNESS WHEREOF, this Fourth Amended and Restated Credit Agreement is executed as of the date first set forth above.

THE BORROWER:
                                     PINNACLE TOWERS INC.


                                     __________________________________________
                                     By:_______________________________________
                                     Its:______________________________________

Administrative Agent:

                                     NATIONSBANK, N.A., as Administrative Agent


                                     __________________________________________
                                     By:  Roselyn M. Drake
                                     Its: Principal

LENDERS:

Term Loan A
Specified Percentage:  100.00%       NATIONSBANK, N.A., individually as a Lender

Term Loan B
Specified Percentage:  100.00%       __________________________________________
                                     By:  Roselyn M. Drake
Revolver A                                Its: Principal
Specified Percentage:  100.00%

Revolver B
Specified Percentage:  100.00%

Total
Specified Percentage:  100.00%

Address:
Bank of America Plaza
901 Main Street, 64th Floor
Dallas, Texas 75202
Attn.:  Roselyn M. Drake
Telephone: (214) 209-0988
Telecopy:  (214) 209-9390

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